                                                                     EXHIBIT 4.2

================================================================================


                      14% SENIOR DISCOUNT NOTES DUE 2010

                                   INDENTURE

                           Dated as of July 12, 2000

                                 By and Among

                                  iPCS, INC.

                                  As Issuer,

                             iPCS EQUIPMENT, INC.

                                      and

                              iPCS WIRELESS, INC.

                                 As Guarantors

                                      And

                          CTC ILLINOIS TRUST COMPANY,

                                  As Trustee


================================================================================

                            CROSS-REFERENCE TABLE*

Trust Indenture Act

Section                                                             Indenture
-------                                                             ---------
310 (a)(1)......................................................         7.10
    (a)(2)......................................................         7.10
    (a)(3)......................................................         N.A.
    (a)(4)......................................................         N.A.
    (a)(5)......................................................         7.10
    (b).........................................................         7.10
    (c).........................................................         N.A.
311 (a).........................................................         7.11
    (b).........................................................         7.11
    (c).........................................................         N.A.
312 (a).........................................................         2.05
    (b).........................................................        10.03
    (c).........................................................        10.03
313 (a).........................................................         7.06
    (b)(2)......................................................         7.06;
    ............................................................         7.07
    (c).........................................................         7.06;
10.02
314 (a).........................................................         4.03;
10.02
    (c)(1)......................................................        10.04
    (c)(2)......................................................        10.04
    (c)(3)......................................................         N.A.
    (e).........................................................        10.05
    (f).........................................................           NA
315 (a).........................................................         7.01
    (b).........................................................         7.05,
10.02
    (c).........................................................         7.01
    (d).........................................................         7.01
    (e).........................................................         6.11
316 (a)(last sentence)..........................................         2.09
    (a)(1)(A)...................................................         6.05

    (a)(1)(B)..........................................................  6.04
    (a)(2).............................................................  N.A.
    (b)................................................................  6.07
    (c)................................................................  2.12
317 (a)(1).............................................................  6.08
    (a)(2).............................................................  6.09
    (b)................................................................  2.04
318 (a)................................................................ 10.01
    (b)................................................................  N.A.
    (c)................................................................ 10.01

N.A. means not applicable.


*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
ARTICLE I
     DEFINITIONS AND INCORPORATION BY REFERENCE..............................................   1
     Section 1.01   Definitions..............................................................   1
     Section 1.02   Other Definitions........................................................  30
     Section 1.03   Incorporation by Reference of Trust Indenture Act........................  30
     Section 1.04   Rules of Construction....................................................  31

ARTICLE II
     THE NOTES...............................................................................  32
     Section 2.01   Form and Dating..........................................................  32
     Section 2.02   Execution and Authentication.............................................  33
     Section 2.03   Registrar and Paying Agent...............................................  33
     Section 2.04   Paying Agent to Hold Money in Trust......................................  34
     Section 2.05   Holder Lists.............................................................  34
     Section 2.06   Transfer and Exchange....................................................  35
     Section 2.07   Replacement Notes........................................................  54
     Section 2.08   Outstanding Notes........................................................  55
     Section 2.09   Treasury Notes...........................................................  55
     Section 2.10   Temporary Notes..........................................................  56
     Section 2.11   Cancellation.............................................................  56
     Section 2.12   Defaulted Interest.......................................................  56
     Section 2.13   CUSIP Numbers............................................................  57

ARTICLE III
     REDEMPTION AND PREPAYMENT...............................................................  57
     Section 3.01   Notices to Trustee.......................................................  57
     Section 3.02   Selection of Notes to Be Redeemed........................................  57
     Section 3.03   Notice of Redemption.....................................................  58
     Section 3.04   Effect of Notice of Redemption...........................................  59
     Section 3.05   Deposit of Redemption Price..............................................  59
     Section 3.06   Notes Redeemed in Part...................................................  60
     Section 3.07   Optional Redemption......................................................  60
     Section 3.08   Mandatory Redemption.....................................................  61
     Section 3.09   Offer to Purchase........................................................  61

ARTICLE IV
     COVENANTS...............................................................................  63
     Section 4.01   Payment of Notes.........................................................  63
     Section 4.02   Maintenance of Office or Agency..........................................  64
     Section 4.03   Reports..................................................................  64
     Section 4.04   Compliance Certificate...................................................  65
     Section 4.05   Taxes....................................................................  66
     Section 4.06   Stay, Extension and Usury Laws...........................................  66
     Section 4.07   Limitation on Restricted Payments........................................  67
     Section 4.08   Dividend and Other Payment Restrictions Affecting Subsidiaries...........  72
     Section 4.09   Incurrence of Indebtedness and Issuance of Preferred Stock...............  74
     Section 4.10   Asset Sales..............................................................  77
     Section 4.11   Transactions with Affiliates.............................................  80
     Section 4.12   Liens....................................................................  81
     Section 4.13   Corporate Existence......................................................  82
     Section 4.14   Offer to Repurchase Upon Change of Control...............................  82
     Section 4.15   Payments for Consent.....................................................  84
     Section 4.16   Sale and Leaseback Transactions..........................................  84
     Section 4.17   Limitation on Layering Indebtedness......................................  85
     Section 4.18   Limitation On Issuances and Sales of Equity Interests in Restricted
                    Subsidiaries.............................................................  85
     Section 4.19   Business Activities......................................................  85
     Section 4.20   Designation of Restricted and Unrestricted Subsidiaries..................  86

ARTICLE V
     SUCCESSORS..............................................................................  86
     Section 5.01   Merger, Consolidation, or Sale of Assets.................................  86
     Section 5.02   Successor Corporation Substituted........................................  88

ARTICLE VI
     DEFAULTS AND REMEDIES...................................................................  89
     Section 6.01   Events of Default........................................................  89
     Section 6.02   Acceleration.............................................................  92
     Section 6.03   Other Remedies...........................................................  92
     Section 6.04   Waiver of Past Defaults..................................................  93
     Section 6.05   Control by Majority......................................................  93

     Section 6.06   Limitation on Suits......................................................   93
     Section 6.07   Rights of Holders of Notes to Receive Payment............................   94
     Section 6.08   Collection Suit by Trustee...............................................   94
     Section 6.09   Trustee May File Proofs of Claim.........................................   94
     Section 6.10   Priorities...............................................................   95
     Section 6.11   Undertaking for Costs....................................................   96

ARTICLE VII
     TRUSTEE.................................................................................   96
     Section 7.01   Duties of Trustee........................................................   96
     Section 7.02   Rights of Trustee........................................................   98
     Section 7.03   Individual Rights of Trustee.............................................   99
     Section 7.04   Trustee's Disclaimer.....................................................   99
     Section 7.05   Notice of Defaults.......................................................   99
     Section 7.06   Reports by Trustee to Holders of the Notes...............................   99
     Section 7.07   Compensation and Indemnity...............................................  100
     Section 7.08   Replacement of Trustee...................................................  101
     Section 7.09   Successor Trustee by Merger, etc.........................................  102
     Section 7.10   Eligibility; Disqualification............................................  102
     Section 7.11   Preferential Collection of Claims Against Company........................  103

ARTICLE VIII
     LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................................  103
     Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.................  103
     Section 8.02   Legal Defeasance and Discharge...........................................  103
     Section 8.03   Covenant Defeasance......................................................  104
     Section 8.04   Conditions to Legal or Covenant Defeasance...............................  104
     Section 8.05   Deposited Money and Government Securities to be Held in Trust; Other
                    Miscellaneous Provisions.................................................  106
     Section 8.06   Repayment to Company.....................................................  107
     Section 8.07   Reinstatement............................................................  107

ARTICLE IX
     AMENDMENT, SUPPLEMENT AND WAIVER........................................................  108
     Section 9.01   Without Consent of Holders of Notes......................................  108
     Section 9.02   With Consent of Holders of Notes.........................................  109
     Section 9.03   Compliance with Trust Indenture Act......................................  111
     Section 9.04   Revocation and Effect of Consents........................................  111

     Section 9.05   Notation on or Exchange of Notes.............................................  111
     Section 9.06   Trustee to Sign Amendments, etc..............................................  111

ARTICLE X
     MISCELLANEOUS...............................................................................  112
     Section 10.01  Trust Indenture Act Controls.................................................  112
     Section 10.02  Notices......................................................................  112
     Section 10.03  Communication by Holders of Notes with Other Holders of Notes................  113
     Section 10.04  Certificate and Opinion as to Conditions Precedent...........................  114
     Section 10.05  Statements Required in Certificate or Opinion................................  114
     Section 10.06  Rules by Trustee and Agents..................................................  115
     Section 10.07  No Personal Liability of Directors, Officers, Employees and Stockholders.....  115
     Section 10.08  Governing Law................................................................  115
     Section 10.09  No Adverse Interpretation of Other Agreements................................  115
     Section 10.10  Successors...................................................................  115
     Section 10.11  Severability.................................................................  116
     Section 10.12  Counterpart Originals........................................................  116
     Section 10.13  Table of Contents, Headings, etc.............................................  116

ARTICLE XI
     SUBORDINATION OF NOTE GUARANTEES............................................................  116
     Section 11.01  Agreement To Subordinate.....................................................  116
     Section 11.02  Liquidation; Dissolution; Bankruptcy.........................................  116
     Section 11.03  Default On Designated Senior Debt............................................  117
     Section 11.04  Payment Permitted if No Default..............................................  119
     Section 11.05  Acceleration of Notes........................................................  119
     Section 11.06  When distribution must be paid over..........................................  119
     Section 11.07  Notice By The Company........................................................  120
     Section 11.08  Subrogation..................................................................  120
     Section 11.09  Relative Rights..............................................................  120
     Section 11.10  Subordination May Not Be Impaired By The Guarantors..........................  121
     Section 11.11  Distribution Or Notice To Representative.....................................  122
     Section 11.12  Rights Of Trustee And Paying Agent...........................................  122
     Section 11.13  Article XI Not To Prevent Events of Default Under A Note Guarantee or
                    Limit Right to Demand Payment................................................  123
     Section 11.14  Authorization To Effect Subordination........................................  123
     Section 11.15  Article Applicable to Paying Agents..........................................  123

     Section 11.16  Amendments...............................................................  123

ARTICLE XII
     GUARANTEES..............................................................................  124
     Section 12.01  Guarantees...............................................................  124
     Section 12.02  Additional Guarantees....................................................  126
     Section 12.03  Limitation on Guarantor Liability........................................  126
     Section 12.04  Execution and Delivery of Guarantee......................................  127
     Section 12.05  Guarantors May Consolidate, etc., on Certain Terms.......................  127
     Section 12.06  Releases of Guarantees...................................................  129

EXHIBITS

Exhibit A  -  FORM OF NOTE
Exhibit B  -  FORM OF CERTIFICATE OF TRANSFER
Exhibit C  -  FORM OF CERTIFICATE OF EXCHANGE
Exhibit D  -  FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY
              GUARANTEE
Exhibit E  -  FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED
              BY GUARANTORS
Exhibit F  -  FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
              ACCREDITED INVESTOR

               INDENTURE dated as of July 12, 2000 between iPCS, Inc., a Delaware corporation (the "Company"), as issuer, iPCS Equipment, Inc., a Delaware corporation, and iPCS Wireless, Inc., a Delaware corporation (each a "Guarantor"), as guarantors, and CTC Illinois Trust Company, a trust company organized under the laws of the State of Illinois, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 14% Senior Discount Notes due 2010 (the "Initial Notes") and the 14% Senior Discount Notes due 2010 to be used in exchange for such Initial Notes in the Exchange Offer (the "Exchange Notes" and, together with the Initial Notes, the "Notes"):


                                   ARTICLE I
                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

Section 1.01   Definitions.
               -----------

               "144A Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

               "Accounts Receivables Subsidiary" means a Subsidiary of the Company or any of its Restricted Subsidiaries to which the Company or any of its Restricted Subsidiaries sells any of their accounts receivable pursuant to a Receivables Facility.

               "Accreted Value" of any outstanding Note as of or to any date of determination means an amount equal to the sum of (1) the issue price of such Note as determined in accordance with Section 1273 of the Code, plus (2) the aggregate of the portions of the original issue discount, i.e., the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Note, that shall theretofore have accrued pursuant to Section 1272 of the Code, without regard to Section 1272(a)(7) of the Code, from the date of issue of such Note (a) for each six-month or shorter period ending January 15 or July 15 prior to the date of determination and (b) for the shorter period, if any, from the end of the immediately preceding six-month or shorter period, as the case may be, to the date of determination, plus (3) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (2) above), minus all amounts theretofore paid in respect of such Note, which amounts are considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code or any successor provisions whether such amounts paid were denominated principal or interest.

               "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

               "Agent" means any Registrar, Paying Agent or co-registrar.

               "Annualized Operating Cash Flow" means Operating Cash Flow, for the latest two full fiscal quarters for which consolidated financial statements of the Company are publicly available (or if the Company does not make its financial statements publicly available, the date that is 45 days after the end of such two fiscal quarters in the event such second of two quarters is other than the quarter ending at the end of the fiscal year and 90 days after the end of such two fiscal quarters in the event such second of two quarters ends at the end of the fiscal year) multiplied by two.

               "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

          "Asset Sale" means (a) the sale, lease, conveyance or other disposition of any assets or rights other than sales of inventory and sales of obsolete equipment in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company, the Guarantors and their Restricted Subsidiaries taken as a whole shall be governed by Section 4.14 and/or Section 5.01 hereof and not by Section 4.10 hereof, (b) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries, (c) a Permitted Telecommunications Exchange Transaction, and (d) sales of accounts receivable, or participations therein, in connection with any Receivables Facility. Notwithstanding the foregoing, none of the following shall be deemed an Asset
Sale: (A) any single transaction or series of related transactions that: (i) involves assets having a Fair Market Value of less than $1.0 million, or (ii) results in net proceeds to the Company, the Guarantors and their Restricted Subsidiaries of less than $1.0 million, (B) a sale, lease, conveyance or other disposition of assets between or among the Company and/or its Wholly Owned Restricted Subsidiaries that are Guarantors, (C) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (D) a Restricted Payment that is permitted under
Section 4.07, (E) any transfer by the Company or a Subsidiary of property or equipment with a Fair Market Value of less than $5.0 million to a Person who is not an Affiliate of the Company in exchange for property or equipment that has a Fair Market Value at least equal to the Fair Market Value of the property so transferred, provided that, in the event of a transfer described in this clause
(E), the Company shall deliver to the Trustee an Officers' Certificate certifying that such exchange complies with this clause (E), (F) the issuance of directors' qualifying shares of Preferred Capital Stock of a Guarantor or a Restricted Subsidiary (other than Preferred Capital Stock convertible or exchangeable into common stock) that is otherwise permitted by this Indenture, and (G) the transfer or sale of Equity Interests required by applicable laws or regulations.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

          "Blackstone" means Blackstone Capital Partners III Merchant Banking Fund, L.P. and affiliated funds.

          "Board of Directors" means (1) in respect of a limited liability company, the board of advisors thereof; (2) in respect of a corporation, the board of directors of the corporation, or any authorized committee thereof; and
(3) in respect of any other Person, the board or committee of that Person serving a similar function.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, having maturities of less than one year from the date of acquisition; (3) certificates of deposit and Eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing prior to one year after the date of acquisition; and (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

          "Cedel" means Cedel Bank, S.A.

          "Change of Control" means the occurrence of any of the following: (a) the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or "group" as such terms are used in Section 13(d)(3) of the Exchange Act; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange
Act), other than the Principals or any of their Affiliates, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than the number of shares; provided, that so long as the surviving Person in such a transaction is a Subsidiary of a parent Person, no Person shall be deemed under this clause (c) of this "Change of Control" definition to be or become a Beneficial Owner of more than 50% of the Voting Stock of such surviving Person unless such Person (or any "group," as defined above, to which such Person is a member) shall be or become a Beneficial Owner of more than 50% of the Voting Stock of such parent Person; (d) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (e) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance. Notwithstanding anything to the contrary contained in clauses (d) and (e) above, a "Change of Control" shall not be deemed to occur as the result of a merger or consolidation of the Company with or into a Sprint PCS Affiliate if: (A) after the announcement of the merger or consolidation and prior to the consummation thereof: (i) there shall not have occurred any downgrading nor shall any notice have been given (that is not subsequently removed prior to the consummation thereof) of any potential or intended downgrading of any rating of the Notes to a rating that is lower than the rating that existed or was indicated immediately prior to the announcement of the merger or consolidation, in any case by a Rating Organization that is not subsequently removed prior to such consummation;
(ii) there shall not have occurred any suspension or withdrawal of, nor shall any notice have been given of any potential or intended suspension or withdrawal of, any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Notes (including, without limitation, the placing of any of the Notes on credit watch with negative or developing implications or under review with an uncertain direction) by any Rating Organization, in each case that is not subsequently removed prior to the consummation of such merger or consolidation;
(iii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Notes to a rating that is lower than the rating that existed or was indicated immediately prior to the announcement of the merger or consolidation, in any case by any Rating Organization, that is not subsequently removed prior to the consummation of such merger or consolidation; and (iv) no Rating Organization shall have given notice that it has assigned (or is considering assigning) a rating to the Notes that is lower than the rating that existed or was indicated immediately prior to the announcement of the merger or consolidation that is not subsequently removed prior to such consummation, and (B) the Beneficial Owners of Voting Stock of the Company immediately preceding such merger or consolidation shall continue to be the Beneficial Owners of at least 25% of the outstanding Voting Stock, other than Disqualified Stock, of the Company (or the surviving or transferee Person referred to in clause (e) above or sole stockholder of such surviving or transferee Person) immediately after giving effect to the merger or consolidation.

          "Closing Date" means July 12, 2000.

          "Code" means the United States Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

          "Company" means iPCS, Inc., a Delaware corporation, and any and all successors thereto.

          "Consolidated Debt" means the aggregate amount of Indebtedness of the Company, the Guarantors and their Restricted Subsidiaries on a consolidated basis outstanding at the date of determination; provided, that in the event of a merger or consolidation otherwise permitted under the terms of this Indenture, Consolidated Debt shall include the aggregate amount of Indebtedness outstanding at the time of such transaction of such other Person party to such merger or consolidation.

          "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) Consolidated Debt to (ii) the Annualized Operating Cash Flow of the Company as of its most recently completed fiscal quarter of the Company for which financial statements are publicly available.

          "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (1) the aggregate interest expense and fees and other financing costs in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments and accruals), (2) the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, (3) all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortization of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and (4) the product of (a) all dividend accruals or payments (or guarantees), whether or not in cash, on any series of Preferred Capital Stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted

Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (1) all gains or losses which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock) shall be excluded; (2) the Net Income, if positive, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof; (3) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (4) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (5) the Net Income, if positive, of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries and (6) the cumulative effect of change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Restricted Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Stock or treasury stock of such Person and its Consolidated Restricted Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Restricted Subsidiary of such Person subsequent to the date of this Indenture,
(c) all downward revaluations and other write-downs in the book value of any asset of such Person or a consolidated Restricted Subsidiary of such Person subsequent to the date of this Indenture, and (d) all investments in Persons that are not Consolidated Restricted Subsidiaries.

          "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries of the Company, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of the Company in accordance with GAAP; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the

Company or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors on the date of this Indenture; (b) was appointed or nominated to the Board of Directors by the holders of the Series A-1 Preferred Stock and Series A-2 Preferred Stock; or (c) was nominated for election to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Credit Facilities" means, with respect to the Company or any Guarantor, one or more debt facilities or commercial paper facilities, in each case with banks, vendors and other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit, and shall include the Senior Financing, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Designated Senior Debt" means (a) Indebtedness under the Senior Financing and (b) any other Senior Debt of the Guarantors that has been designated by the Company in writing to the Trustee as "Designated Senior Debt."

          "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. In addition, for purposes hereof, (i) Equity Interests in the form of up to $70.0 million of Series A-2 Preferred Stock issued after the Issue Date and (ii) Equity Interests issued as payment of dividends on the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, which dividends shall be paid in full in additional shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, as the case may be, shall not be considered to be Disqualified Stock.

          "Domestic Subsidiary" means any Subsidiary other than (a) a Foreign Subsidiary or (b) a Subsidiary of a Foreign Subsidiary.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excludes any debt security that is convertible into, or exchangeable for, Capital Stock.

          "Equity Offering" means any public offering or private sale of Capital Stock of the Company in which the net proceeds to the Company are at least $35 million. For purposes of Section 6.01(j), Equity Offering means any public offering or private sale of Capital Stock of the Company in which the gross proceeds to the Company are at least $35 million.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear systems.

          "Event of Termination" means any of the events described in (1)
Section 11.3 of the Management Agreement; (2) Section 13.2 of the Trademark Agreement or (3) Section 13.2 of the Spectrum Trademark Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the Notes to be issued in the Exchange Offer pursuant to Section 2.06(e) hereof.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means all Indebtedness of the Company, the Guarantors and their Restricted Subsidiaries in existence on the date of this Indenture, and any refinancing of the same, until such amounts are repaid.

          "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the Company, or (b) if such Property has a Fair Market Value in excess of $5.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

          "Foreign Subsidiary" means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the

Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

          "Government Securities" means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantee Obligations" means the obligation, executed pursuant to the provisions of Article XII of this Indenture, of each Guarantor pursuant to its Note Guarantee of (a) the full and punctual payment of principal and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Notes, and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Notes.

          "Guarantors" means iPCS Equipment, Inc. and iPCS Wireless, Inc. initially and each Restricted Subsidiary formed or organized under the laws of any state of the United States or District of Columbia that executes a Note Guarantee pursuant to Article XII of this Indenture.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" means a Person in whose name a Note is registered.

          "IAI Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be initially issued in a denomination equal to $0, but shall thereafter be revised to represent the outstanding principal amount of the Notes transferred to Institutional Accredited Investors.

          "incur" means create, incur, issue, assume, Guarantee or otherwise become liable, directly or indirectly, contingently or otherwise, for any Indebtedness. The term "incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the incurrence of Indebtedness.

          "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligation would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to Capital Lease Obligations, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any third party Equity Interests; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends); provided, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Governmental Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, shall not constitute "Indebtedness." The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence; and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. For purposes of this definition, Indebtedness shall not include any amounts representing contributions from members of the Preferred Stock Investment Group in exchange for Series A-1 Preferred Stock and Series A-2 Preferred Stock.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with Article IX hereof.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means $300 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA), Inc.

          "Institutional Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company, any Guarantor or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.07.

          "Issue Date" means the date on which the Notes are initially issued.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the city where the principal trust office of the Trustee is located or the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (other than precautionary filings made with respect to operating leases and sales of receivables), or equivalent statutes, of any jurisdiction.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however (1) any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (2) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

          "Net Proceeds" means the aggregate cash proceeds received by the Company, any Guarantor or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, and (ii) amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and appropriate amounts to be provided by the Company, any Guarantor or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company, any Guarantor or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Non-Recourse Debt" means Indebtedness (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the Notes, of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Note Guarantee" means a Guarantee on the terms set forth in this Indenture by a Guarantor of the Company's obligations with respect to the Notes.

          "Note Obligations" means all Obligations with respect to the Notes, including without limitation, principal of, premium, if any, and interest, if any, payable pursuant to the terms of the Notes (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of recision or other rights of action (including claims for damages) or otherwise.

          "Notes" has the meaning assigned to it in the preamble to this Indenture.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering" means the offering of the Notes by the Company pursuant to the Offering Memorandum.

          "Offering Memorandum" means the offering memorandum of the Company, dated July 7, 2000, relating to the Initial Notes.

          "Officer" means the Chief Executive Officer, the Chief Operations Officer, the Chief Financial Officer or the Chief Technology Officer of the Company.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Operating Cash Flow" means, for any fiscal quarter, the Company's Consolidated Net Income (Loss), plus (to the extent deducted from net revenues in determining Consolidated Net Income (Loss) for such period), the sum of

(i) depreciation, amortization and other non-cash charges in respect thereof for such fiscal quarter, and (ii) all amounts deducted in calculating Consolidated Net Income (Loss) for such fiscal quarter in respect of Consolidated Interest Expense, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a consolidated basis in accordance with GAAP, less the amount of all cash payments made by such Person or any of its Restricted Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Restricted Subsidiary that is less than a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Restricted Subsidiary. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed for which financial statements are publicly available prior to any date on which an action is taken that requires a calculation of Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Operating Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (3) if the Company or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed of (including through termination or discontinuance of activities constituting such operating business) any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis (to the extent permitted by Regulation S-X) on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
10.04 and 10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Cedel.

          "Paying Agent" means any Person authorized by the Company to pay the principal of, and premium, if any, or interest on any Notes on behalf of the Company.

          "Permitted Business" means the business primarily involved in the ownership, design, construction, development, acquisition, installation, integration, management and/or provision of Telecommunications Assets or any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by the Company, any Guarantor or any Restricted Subsidiary of the Company on the Issue Date.

          "Permitted Indebtedness" is defined in Section 4.09(b).

          "Permitted Investments" means (1) any Investment by the Company in a Restricted Subsidiary of the Company that is a Guarantor; (2) any Investment in Cash Equivalents; (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of or in connection with such Investment (a) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor; (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (5) any acquisition of assets solely in exchange for the issuance of Equity Interests of the Company, other than Disqualified Stock; (6) Investments, the payment of which consists only of Equity Interests, other than Disqualified Stock; and (7) other Investments in any Person having an aggregate Fair Market Value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (7) since the date of this Indenture, not to exceed $50.0 million.

          "Permitted Junior Securities" means, with respect to any Guarantor, Equity Interests in such Guarantor or its Subsidiaries or debt securities of such Guarantor or its Subsidiaries that are subordinated to all Senior Debt of such Guarantor (and any debt securities issued in exchange for such Senior Debt) to substantially the same extent as, or to a greater extent than, the Note Guarantees are subordinate to such Senior Debt.

          "Permitted Liens" means (1) Liens on the assets of the Company and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of this Indenture to be incurred; (2) Liens in favor of the Company or the Guarantors; (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary; (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (5) Liens and deposits made to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (6) Liens to secure Purchase Money Indebtedness and Capital Lease Obligations, permitted by Section 4.09(b)(iv) covering only the assets acquired with such Purchase Money Indebtedness and Capital Lease Obligations; (7) Liens existing on the date of this Indenture; (8) Liens on assets of Guarantors to secure Senior Debt of such Guarantor that was permitted by the Indenture to be incurred; (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided that (1) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses incurred in connection therewith; (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by the Company or by its Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Permitted Telecommunications Exchange Transaction" means a transaction in which Telecommunications Assets are exchanged for any combination of Telecommunications Assets and cash or Cash Equivalents.

          "Permitted Tower Sale and Leaseback Transactions" means the sale and leaseback transactions contemplated by the Tower Sale and Leaseback Agreement between Illinois PCS, L.L.C. (the predecessor entity of the Company) and American Tower Corporation and other tower sale and leaseback transactions entered into by the Company, the Guarantors or any of their Restricted Subsidiaries in the ordinary course of business and consistent with past practice.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Capital Stock," as applied to the Capital Stock of any Person means Capital Stock of such Person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Preferred Stock Investment Group" means the investors comprising the investment group led by Blackstone which are purchasing Series A-1 Preferred Stock on the Issue Date.

          "Principals" means Geneseo Communications, Inc., Cambridge Telcom, Inc. and Blackstone.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

          "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capital Lease Obligation, the lease), construction, installation or improvement of any acquired real or personal property which is incurred within 90 days following such acquisition, construction, installation or improvement and is secured only by the assets so financed.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Receivables" means, at any time, net Receivables of the Company and its Restricted Subsidiaries, as evidenced on the most recent quarterly consolidated balance sheet of the Company as at a date at least 45 days prior to such time, arising in the ordinary course of business of the Company or any of its Restricted Subsidiaries.

          "Rating Organization" means Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and their successors.

          "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right of payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

          "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company, the Guarantors or any of their Restricted Subsidiaries sells their accounts receivable to an Accounts Receivable Subsidiary.

          "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 12, 2000, by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be initially issued in a denomination equal to $0, but shall thereafter be revised to represent the outstanding principal amount of the Notes transferred or sold in reliance on Rule 903 of Regulation S.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means any Investment that is not a Permitted Investment.

          "Restricted Period" means the 40-day restricted period as defined in Regulation S.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, a

Restricted Subsidiary means a Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement is the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Debt" means (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto; and (2) all Obligations with respect to items listed in the preceding clause (1). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include (whether or not constituting Indebtedness) (1) any liability for federal, state, local or other taxes owed or owing by the Company; (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (3) any trade payables; or (4) any Indebtedness that is incurred in violation of this Indenture.

          "Senior Financing" means the Credit Agreement dated as of July 12, 2000 by and among iPCS Wireless, Inc., as Borrower, the Company and iPCS Equipment, Inc., as Guarantors, the lenders party thereto, Toronto Dominion (Texas), Inc., as administrative agent, and GE Capital Corporation, as syndication agent, as such may be amended, restated, modified, renewed, refunded, replaced, increased (as may be permitted by this Indenture) or refinanced in whole or in part from time to time.

          "Separability Legend" has the meaning specified in Section 2.06(g).

          "Separation Date" means the earliest of (i) July 15, 2001, (ii) the commencement of the Exchange Offer, (iii) the effective date of a Shelf Registration Statement, (iv) the commencement of a Change of Control Offer or upon the delivery by the Company to the Trustee of a notice of redemption in accordance with Section 3.01, (v) upon the occurrence of an Event of Default, and (vi) such date as Donaldson, Lufkin & Jenrette Securities Corporation in its sole discretion shall determine.

          "Series A-1 Preferred Stock" means the $50.0 million aggregate amount of the series of Preferred Capital Stock designated as Series A-1 Convertible Participating Preferred Stock of the Company pursuant to a Certificate of Designations filed with the Delaware Secretary of State.

          "Series A-2 Preferred Stock" means the $70.0 million aggregate amount of the series of Preferred Capital Stock designated as Series A-2 Convertible Participating Preferred Stock of the Company pursuant to a Certificate of Designations filed with the Delaware Secretary of State.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "Sprint Agreements" means the (1) Management Agreement between SprintCom, Inc. and Illinois PCS, L.L.C. (the predecessor entity of the Company), dated as of January 22, 1999, and any exhibits, schedules or addendum thereto, as such may be further amended, modified or supplemented from time to time (the "Management Agreement"); (2) Sprint PCS Services Agreement between Sprint Spectrum L.P. and Illinois PCS, L.L.C. (the predecessor entity of the Company), dated as of January 22, 1999, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time; (3) Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and Illinois PCS,

L.L.C. (the predecessor entity of the Company), dated as of January 22, 1999, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Trademark Agreement"); and (4) Sprint Spectrum Trademark and Service mark License Agreement between Sprint Spectrum L.P. and Illinois PCS, L.L.C. (the predecessor entity of the Company), dated as of January 22, 1999, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Spectrum Trademark Agreement").

          "Sprint PCS Affiliate" means any Person whose sole or predominant business is operating a personal communications services business pursuant to arrangements with Sprint Spectrum L.P. and/or its Affiliates, or their successors, similar to the Sprint Agreements.

              "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to a Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Telecommunications Assets" means, with respect to any Person, any asset that is utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of wireless telecommunications equipment, inventory, technology, systems and/or services. Telecommunications Assets shall include stock, joint venture or partnership interests of an entity where a majority of the assets of the entity consist of Telecommunications Assets.

          "Total Invested Capital" means at any time of determination, the sum of, without duplication, (i) the total amount of equity contributed to the Company or any Restricted Subsidiary as of the Closing Date (being $80.0 million minus fees and expenses payable on the sale of $50.0 million of Series A-1 Preferred Stock to the Preferred Stock Investment Group concurrent with the issuance of the Notes), plus (ii) the sum of (x) the aggregate net cash proceeds received by the Company from capital contributions or any other issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)), subsequent to the Issue Date, other than to a Restricted Subsidiary, and (y) in the case of any consolidation or merger of the Company with or into another Sprint PCS Affiliate, the aggregate net cash proceeds received by such Sprint PCS Affiliate from capital contributions or any other issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) through and including the date of consummation of any such consolidation or merger, other than to a Subsidiary of such other Sprint PCS Affiliate, plus
(iii) the aggregate net repayment of any Investment made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (iv) an amount equal to the Consolidated net Investment (as of the date of determination) the Company and/or any of its Restricted Subsidiaries has made in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with Section 4.20, plus (v) Consolidated Debt, minus
(vi) the sum of (x) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and (y) in the case of any consolidation or merger of the Company with or into another Sprint PCS Affiliate, the aggregate amount of all payments which, if such other Sprint PCS Affiliate were governed by the terms of this Indenture, would have constituted Restricted Payments declared or made by such Sprint PCS Affiliate through and including the date of consummation of any such consolidation or merger. For purposes of this definition, the equity contributed or to be contributed in exchange for the Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be counted as equity contributions pursuant to clause (i) above.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unit Warrants" means warrants to purchase 9.94233 shares of the Company's common stock, par value $0.01 per share, issued pursuant to the Warrant Agreement.

          "Unrestricted Global Note" means a permanent Global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary of the Company or a Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any designation of a Subsidiary of the Company or a Guarantor as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution making such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant. The Company's Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

          "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or other governing body of such Person.

          "Warrant Agreement" means the Warrant Agreement, dated as of July 12, 2000, by and between the Company and ChaseMellon Shareholder Services, L.L.C., in its capacity as warrant agent, relating to the Unit Warrants.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

          "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02  Other Definitions.
              -----------------
                                               Defined in
      Term                                       Section
      ----                                       -------
"Affiliate Transaction"........................     4.11
"Asset Sale Offer".............................     4.10
"Authentication Order".........................     2.02
"Change of Control Offer"......................     4.14
"Change of Control Payment"....................     4.14
"Change of Control Payment Date"...............     4.14
"Covenant Defeasance"..........................     8.03
"DTC"..........................................     2.03
"Event of Default".............................     6.01
"Excess Proceeds"..............................     4.10
"Legal Defeasance".............................     8.02
"Offer Amount".................................     3.09
"Offer Period".................................     3.09
"Payment Blockage Period"......................    11.03
"Payment Default"..............................     6.01
"Permitted Indebtedness".......................     4.09
"Purchase Date"................................     3.09
"Registrar"....................................     2.03
"Regulation S Global Note Legend"..............     2.06
"Representative"...............................    11.03
"Repurchase Offer".............................     3.09
"Restricted Payments"..........................     4.07
"Surviving Entity".............................     5.01

Section 1.03  Incorporation by Reference of Trust Indenture Act.
              -------------------------------------------------

                    (2) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                    (b) The following TIA terms used in this Indenture have the following meanings:

                         "indenture securities" means the Notes;

                         "indenture security Holder" means a Holder of a Note;

                         "indenture to be qualified" means this Indenture;

                         "indenture trustee" or "institutional trustee" means the Trustee; and

                         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                    (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04  Rules of Construction.
              ---------------------

                    (a)  Unless the context otherwise requires:

                              (1)  a term has the meaning assigned to it;

                              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                              (3)  "or" is not exclusive;

                              (4) words in the singular include the plural, and in the plural include the singular;

                              (5) "including" means "including without limitation";

                               (6) provisions apply to successive events and transactions; and

                               (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                  ARTICLE II
                                   THE NOTES
                                   ---------

 Section 2.01  Form and Dating.
               ---------------

                    (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                    (b) Form of Notes. Notes issued in global form shall be substantially in the form of Exhibits A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such portion of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the

Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                    (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Cedel Bank.

 Section 2.02  Execution and Authentication.
               ----------------------------

                    (a) One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

                    (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                    (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                    (d) The Trustee shall, upon a written order of the Company signed by at least one Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                    (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03  Registrar and Paying Agent.
              --------------------------

                    (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                    (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                    (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

 Section 2.04  Paying Agent to Hold Money in Trust.
               -----------------------------------

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

 Section 2.05  Holder Lists.
               ------------

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06   Transfer and Exchange.
               ---------------------

                    (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), although beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof.

                    (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                         (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                         (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                         (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                (A)  if the transferee shall take
          delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                                (B)  if the transferee shall take
          delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                (C)  if the transferee shall take
          delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof.

                         (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                                (A)  such exchange or transfer is
          effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                (B)  such transfer is effected
          pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                (C)  such transfer is effected by a
          Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                (D)  the Registrar receives the
          following:

                                (1)  if the holder of such beneficial
          interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                (2)  if the holder of such beneficial
          interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, if applicable to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                    (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Restricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Restricted Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Restricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures).

          In such event, the Trustee shall cause the Restricted Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                    (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A)  such exchange or transfer is effected
          pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer,
          (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                          (B)  such transfer is effected pursuant to
          the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)  such transfer is effected by a Broker-
          Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)  the Registrar receives the following:

                           (1)  if the holder of such beneficial
          interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                           (2)  if the holder of such beneficial
          interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, if applicable to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Unrestricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Unrestricted Global Notes and the

     Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Unrestricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with the Applicable Procedures). In such event, the Trustee shall cause the Unrestricted Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

               (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                    (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A)  if the Holder of such Restricted
          Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B)  if such Restricted Definitive Note is
          being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C)  if such Restricted Definitive Note is
          being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D)  if such Restricted Definitive Note is
          being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E)  if such Restricted Definitive Note is
          being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F)  if such Restricted Definitive Note is
          being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G)  if such Restricted Definitive
          Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                    (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A)  such exchange or transfer is
          effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B)  such transfer is effected
          pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

                           (C)  such transfer is effected by a
          Broker-Dealer pursuant to the Exchange Offer
          Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)  the Registrar receives the following:

                           (1)  if the Holder of such Definitive Notes
          proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (2)  if the Holder of such Definitive Notes
          proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                    (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

               (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                    (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A)  if the transfer shall be made pursuant
          to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B)  if the transfer shall be made pursuant
          to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C)  if the transfer shall be made pursuant
          to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in 9 the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                    (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A)  such exchange or transfer is effected
          pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B)  any such transfer is effected pursuant
          to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)  any such transfer is effected by a
          Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)  the Registrar receives the following:

                           (1)  if the Holder of such Restricted
          Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                           (2)  if the Holder of such Restricted
          Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    (i) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

               (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

               (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                    (i)    Private Placement Legend.

                           (A)  Except as permitted by subparagraph
          (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                           (1)  REPRESENTS THAT (i) IT IS A "QUALIFIED
          INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE
          ACT)(A "QIB"), (ii) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (iii) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI")),

                           (2)  AGREES THAT IT WILL NOT RESELL OR
          OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR

          FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                           (3)  AGREES THAT IT WILL DELIVER TO EACH
          PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS
          TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS
          LEGEND.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE AND WARRANT AGREEMENT CONTAIN A PROVISION REQUIRING THE TRUSTEE TO REFUSE

TO REGISTER ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF THE FOREGOING."

                          (B) Notwithstanding the foregoing, any
               Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
               (d)(iii), (e)(ii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                    (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (ii) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (iii) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (iv) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                    (iii) Separability Legend. Until the Separation Date, each Global Note shall bear a legend in substantially the following form (the "Separability Legend"):

     "UNTIL THE SEPARATION DATE (AS DEFINED), THIS NOTE HAS BEEN ISSUED AS, AND MUST BE TRANSFERRED AS, A UNIT TOGETHER WITH THE ASSOCIATED WARRANTS TO PURCHASE COMMON STOCK OF iPCS, INC. EACH UNIT CONSISTS OF $1,000 PRINCIPAL AMOUNT OF NOTES AND A WARRANT TO PURCHASE 9.94233 SHARES OF COMMON STOCK OF iPCS, INC., SUBJECT TO ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE WARRANT AGREEMENT PURSUANT TO WHICH THE WARRANTS

     HAVE BEEN ISSUED IS AVAILABLE FROM THE COMPANY UPON REQUEST."

                    (iv) Original Issue Discount Legend. Each Global Note shall bear a legend in substantially the following form:

     "FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $497.44 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $502.66, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE YIELD TO MATURITY COMPOUNDED SEMIANNUALLY IS 15.4%."

                (h) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                (i) General Provisions Relating to Transfers and Exchanges.

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                         (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

                         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                         (v) The Company shall not be required (a) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                         (vii)  The Trustee shall authenticate Global
     Notes and Definitive Notes in accordance with the provisions of
     Section 2.02 hereof.

                         (viii) All certifications, certificates and
     Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                     (j) Separation of Notes and Unit Warrants

                         (i) Prior to the Separation Date, no Notes may be sold, assigned or otherwise transferred to any Person unless, simultaneously with such transfer, the Trustee receives confirmation from the Warrant Agent for the Unit Warrants that the Holder of the Notes has requested a transfer of the related Unit Warrants to the same transferee.

                         (ii) On or after the Separation Date, the Holder of a Note containing a Separability Legend may surrender such Note accompanied by a written application to the Trustee, duly executed by the Holder, for a new Note or Notes not containing a Separability Legend. Whether or not the Holder obtains a new Note, from and after the Separation Date, the Separability Legend shall have no further force and effect.

 Section 2.07  Replacement Notes.
               -----------------

                     (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                    (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08  Outstanding Notes.
              -----------------

                    (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                    (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                    (c) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09  Treasury Notes.
              --------------

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10  Temporary Notes.
              ---------------

              Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

              Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation.
              ------------

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest.
              ------------------

              If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13  CUSIP Numbers.
              -------------

              The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                  ARTICLE II
                           REDEMPTION AND PREPAYMENT
                           -------------------------

Section 3.01  Notices to Trustee.
              ------------------

              If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02  Selection of Notes to Be Redeemed.
              ---------------------------------

              If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

              The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03  Notice of Redemption.
              --------------------

              Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

              The notice shall identify the Notes to be redeemed and shall state:

                   (a)  the redemption date;

                   (b)  the redemption price;

                   (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                   (d) the name and address of the Paying Agent;

                   (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                   (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                   (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                   (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

              At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04  Effect of Notice of Redemption.
              ------------------------------

              Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05  Deposit of Redemption Price.
              ---------------------------

              On or one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06  Notes Redeemed in Part.
              ----------------------

              Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07  Optional Redemption.
              -------------------

                    (a) On or after July 15, 2005, the Company may redeem the Notes at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on July 15 of the year indicated below:


                    Year                     Percentage
                    ----                     ----------

                    2005                      107.000%
                    2006                      104.667%
                    2007                      102.333%
                    2008 and thereafter       100.000%


                    (b) Notwithstanding the provisions of clause (a) of this
Section 3.07, prior to July 15, 2003, the Company shall be permitted to redeem up to 35% of the Accreted Value of the Notes originally issued at a redemption price of 114% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, with the net cash proceeds of one or more Equity Offerings (excluding the first $70.0 million in cash proceeds received by the Company from the issuance of Equity Interests after the date of this Indenture); provided, however, that (1) at least 65% of the Accreted Value of the Notes originally issued remains outstanding immediately after the occurrence of the redemption, excluding Notes held by the Company or any of its Subsidiaries; and (2) each redemption occurs within 90 days after the date of the closing of such an offering.

                    (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08  Mandatory Redemption.
              --------------------

              The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09  Offer to Purchase.
              -----------------

              In the event that, pursuant to Section 4.10 or 4.14 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), it shall follow the procedures specified below.

              The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer or Change of Control Offer, as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

              If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

              Upon the commencement of an Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                    (a) that the Repurchase Offer is being made pursuant to this
Section 3.09 and Section 4.10 or 4.14 hereof and the length of time the Repurchase Offer shall remain open;

                    (b) the Offer Amount, the purchase price and the Purchase Date;

                    (c) that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

                    (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

                    (e) that Holders electing to have a Note purchased pursuant to an Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                    (f) that Holders electing to have a Note purchased pursuant to any Repurchase Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                    (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                    (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                    (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

              On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or Change of Control Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

              Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                  ARTICLE III
                                   COVENANTS
                                   ---------

Section 4.01  Payment of Notes.
              ----------------

                    (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                    (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02  Maintenance of Office or Agency.
              -------------------------------

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                    (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                    (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                    (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

Section 4.03  Reports.
              -------

                    (a) Whether or not the Company is required to do so by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee for the benefit of the Holders of the Notes, within 2 Business Days of the time periods specified in the SEC's rules and regulations (i) all quarterly and annual financial and other information with respect to the Company and its consolidated Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries

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

separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to November 15, 2000, by filing with the SEC and delivering to the Trustee and the Holders of the Notes on or prior to such date a registration statement under the Securities Act that contains the information that would be required in a Form 10-Q for the Company for the quarter ended September 30, 2000.

                    (b) After the Exchange Offer or the effectiveness of the Shelf Registration Statement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all of the information and reports required to be delivered pursuant to clause (a) of this Section 4.03 with the SEC for public availability, unless the SEC shall not accept such a filing. The filing of such information with the SEC, and transmission of a copy thereof to the Trustee as set forth in clause (a) above, shall satisfy the Company's obligations described in this Section 4.03.

Section 4.04  Compliance Certificate.
              ----------------------

                    (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                    (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the

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

year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                    (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer (excluding for purposes hereof any Assistant Treasurer, Secretary or Assistant Secretary) becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05  Taxes.
              -----

              The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06  Stay, Extension and Usury Laws.
              ------------------------------

              The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07  Limitation on Restricted Payments.
              ---------------------------------

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                    (a) Prior to and including June 30, 2003, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                         (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, other than dividends or distributions payable solely in the Company's Equity Interests, other than Disqualified Stock, or to the Company or any of its Restricted Subsidiaries;

                         (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in each case, in connection with any merger or consolidation involving the Company or any Guarantor), any Equity Interests of the Company or a Guarantor or any direct or indirect parent of the Company or a Guarantor;

                         (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinate, whether pursuant to its terms or by operation of law, in right of payment to the Notes or the Note Guarantees except a payment of interest or principal at the Stated Maturity thereof; or

                         (iv) make any Restricted Investment (each of the foregoing actions set forth in clauses (i) through (iv) being referred to as a "Restricted Payment").

                    (b) After June 30, 2003, the Company and its Restricted Subsidiaries shall not, directly or indirectly, make any Restricted Payment unless, at the time thereof, and after giving effect thereto,

                         (i) no Default or Event of Default shall have occurred and be continuing;

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                         (ii)   the Company would, at the time of such
     Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to Section 4.09(a)(i); and

                         (iii) after giving effect to such Restricted Payment on a pro forma basis (other than the items permitted by clauses (ii), (iii), (iv), (v) and (vi) of paragraph (c) of this Section 4.07), the aggregate amount of all Restricted Payments made on or after the Issue Date shall not exceed the sum of, without duplication (A) the amount of (x) the Operating Cash Flow of the Company after June 30, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are publicly available (or, if the Company does not make its financial statements publicly available, the date that is 45 days after the end of such fiscal quarter in the event such quarter is other than the quarter ending at the end of the fiscal year and 90 days after the end of such fiscal quarter for the quarter ending at the end of the fiscal year) preceding the date of such Restricted Payment, treated as a single accounting period, less (y) 150% of the cumulative Consolidated Interest Expense of the Company after June 30, 2003 through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are publicly available (or, if the Company does not make its financial statements publicly available, the date that is 45 days after the end of such fiscal quarter in the event such quarter is other than the quarter ending at the end of the fiscal year and 90 days after the end of such fiscal quarter for the quarter ending at the end of the fiscal year) preceding the date of such Restricted Payment, treated as a single accounting period, plus (B) 100% of the aggregate net cash proceeds (excluding the first $70.0 million in gross cash proceeds received by the Company from the issuance of Equity Interests after the Issue Date) received by the Company after the date hereof as a contribution to the Company's common equity capital or from the issuance or sale of the Company's Equity Interests, other than Disqualified Stock, or from the issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that, in the case of debt securities, have been converted into or exchanged for such Equity Interests, other than Equity

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

     Interests, Disqualified Stock or debt securities sold to a Restricted Subsidiary of the Company, plus (C) the amount by which Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any of its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange), plus
     (D) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

                         (c)  The foregoing limitations in this Section 4.07 do
not limit or restrict the making of any Permitted Investment, and a Permitted Investment shall not be counted as a Restricted Payment for purposes of Section 4.07(b)(iii)(D) above. In addition, so long as no Default or Event of Default shall have occurred and be continuing, the foregoing limitations shall not prevent the Company from:

                         (i) paying a dividend on the Company's Equity Interests within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the provisions of this Indenture;

                         (ii) repurchasing the Company's Equity Interests from current or former employees or directors of the Company or any of its Subsidiaries for consideration not to exceed $3.0 million in the aggregate in any fiscal year; provided that any unused amount in any fiscal year may be carried forward to one or more future periods; provided, further, however, that such amount may be increased by an amount not to exceed (A) the cash proceeds from sales of Capital Stock of the Company (other than Disqualified Stock) to members of management or directors or consultants of the Company and its Subsidiaries that occur after the Issue Date provided, that the amount of any such net cash proceeds shall be excluded from Section 4.07(b)(iii)(B) above, plus (b) the cash proceeds of key man life insurance policies received by the Company and any of its Restricted Subsidiaries after the Issue Date; and provided, further, that the aggregate amount of all such repurchases made pursuant to this
   Section 4.07(c)(ii) does not exceed $15.0 million;

                    (iii) redeeming, repurchasing, defeasing or otherwise acquiring or retiring for value Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for:

                           (A) the net cash proceeds from a substantially concurrent issuance of Equity Interests of the Company (other than Disqualified Stock of the Company and other than Equity Interests sold to a Restricted Subsidiary of the Company), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, defeasance or other acquisition shall be excluded from Section 4.07(b)(iii)(B) above, or

                           (B) Indebtedness that is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being purchased, with Restricted Payments made pursuant to this clause not being counted as Restricted Payments for purposes of Section 4.07(b)(iii)(D) above;

                    (iv) repurchasing, redeeming or otherwise acquiring Equity Interests of the Company in exchange for, or out of the net cash proceeds from a substantially concurrent issuance of Equity Interests of the Company (other than Disqualified Stock of the Company and other than Equity Interests sold to a Restricted Subsidiary of the Company), provided that the amount of any such net cash proceeds that are utilized for any such repurchase, redemption or other acquisition shall be excluded from Section 4.07(b)(iii)(B) above;

                    (v) the payment of any dividend or distribution by one of the Company's Restricted Subsidiaries to the holders of its Equity Interests on a pro rata basis, but only to the extent such payment is made to the Company or one of its Restricted Subsidiaries;

                    (vi) making other Restricted Payments not to exceed $5.0 million in the aggregate at any time outstanding, with Restricted Payments made pursuant to this clause not being counted as Restricted Payments for purposes of Section 4.07(b)(iii)(D) above; or

               (vii)  making distributions or payments of Receivables Fees.

          In addition, if any Person in which an Investment is made, which Investment constituted a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (b)(iii)(D) of this
Section 4.07 to the extent such Investments would not have been Restricted Payments had such Person been a Restricted Subsidiary at the time such Investments were made.

          For purposes of clauses (iii) and (iv) above, (i) the net cash proceeds received by the Company from the issuance or sale of the Company's Equity Interests either upon the conversion of, or in exchange for, Indebtedness of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (A) the sum of (1) the principal amount or Accreted Value, whichever is less, of such Indebtedness on the date of such conversion or exchange and (2) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus
(B) all expenses incurred in connection with such issuance or sale; (ii) the net proceeds received by the Company from the issuance or sale of its Equity Interests upon the exercise of any options or warrants of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (A) the additional cash consideration, if any, received by the Company upon such exercise, minus (B) all expenses incurred in connection with such issuance or sale; and (iii) the first $70.0 million of gross cash proceeds received by the Company from the issuance of Equity Interests after the Issue Date shall not be included.

          For purposes of this Section 4.07, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment, as determined by the Company's Board of Directors, whose good-faith determination shall be conclusive and evidenced by a Board Resolution and, in the case of Fair Market Value of such non-cash portion in excess of $5.0 million, accompanied by an opinion of an accounting, appraisal or investment banking firm of national standing. Not later than the Business Day after the making of any Restricted Payment in excess of $5.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis

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

upon which the calculations required by this Section 4.07 were computed, together with a copy of any Board Resolution, fairness opinion or appraisal required by this Indenture.

               The amount of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans and return on capital, including interest and dividends, in each case, received in cash, up to the amount of such Investment on the date made.

 Section 4.08  Dividend and Other Payment Restrictions Affecting Subsidiaries.
               --------------------------------------------------------------

                    (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

                    (b) The provisions of clause (a) above shall not apply to encumbrances or restrictions existing under or by reason of:

                    (i) Existing Indebtedness or Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness or Credit Facilities, as in effect on the Issue Date;

                    (ii)  this Indenture, the Notes and the Note Guarantees;

                    (iii) applicable law;

                    (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such

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

     Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                    (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                    (vi) Purchase Money Indebtedness for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of paragraph (a) of this
     Section 4.08;

                    (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

                    (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                    (ix) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

                    (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

                    (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

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Section 4.09   Incurrence of Indebtedness and Issuance of Preferred Stock.
               ----------------------------------------------------------

               (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness, including Acquired Debt, other than Permitted Indebtedness, and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Capital Stock, in each case unless immediately after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Capital Stock and the receipt and application of the net proceeds therefrom, including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment, (i) the Consolidated Debt to Annualized Operating Cash Flow Ratio would be (A) less than 7.0 to 1.0, if prior to December 31, 2005 and (B) less than 6.0 to 1.0, if on or after December 31, 2005 or (ii) in the case of any incurrence of Indebtedness prior to December 31, 2005 only, Consolidated Debt would be equal to or less than 75% of Total Invested Capital.

               (b) So long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, paragraph (a) of this
Section 4.09 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

                    (i) the incurrence by the Company and the Guarantors of Existing Indebtedness;

                    (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

                    (iii) the incurrence by the Company and any Guarantor of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and the Guarantors outstanding under the Credit Facilities at any time outstanding, after giving effect to such incurrence, does not exceed the sum of (A) $200.0 million plus (B) 75% of Qualified Receivables, which sum shall be permanently reduced by the aggregate amount of all Net Proceeds of Asset Sales applied since the date of this Indenture to repay Indebtedness under a Credit Facility pursuant to
     Section 4.10;

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

                    (iv) the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations or Purchase Money Indebtedness, in each case, (A) incurred for the purpose of leasing or financing all or any part of the purchase price or cost of construction or improvement of inventory, property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, including telephone and computer systems and operating facilities, in an aggregate principal amount not to exceed $5.0 million at any time outstanding and (B) such Indebtedness shall not constitute more than 100% (determined in accordance with GAAP in good faith by the Board of Directors of the Company) of the cost of the property so purchased, constructed, improved or leased;

                    (v) the incurrence by the Company or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness, other than intercompany Indebtedness, that was permitted to be incurred under paragraph (a) of this Section 4.09 or clauses (i), (ii) or (xiii) of this paragraph;

                    (vi) the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries that are Guarantors; provided, however, that:

                         (A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee of such Guarantor, in the case of a Guarantor; and

                         (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or one of its Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its Restricted Subsidiaries, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

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

                    (vii) the incurrence by the Company or any Guarantor of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

                    (viii) the Guarantee by the Company or any of the Guarantors of Indebtedness that was permitted to be incurred by another provision of this Section 4.09;

                    (ix) the accrual of interest and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

                    (x) Indebtedness (A) in respect of performance, surety or appeal bonds or bankers' acceptances provided in the ordinary course of business and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of is Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by a Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                    (xi) the incurrence by the Company or any Restricted Subsidiary of any Indebtedness under any unsecured deferred promissory note payable to Sprint PCS pursuant to the deferral of collected revenues provisions of the Consent and Agreement between Sprint PCS and the lenders under the Credit Facilities;

                    (xii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $50.0 million; and

                    (xiiii) the incurrence by the Company or any Guarantor of Acquired Debt but only to the extent that immediately after giving effect to the incurrence of such Indebtedness (A) in the event of the incurrence of Acquired Debt on or after December 31, 2005 only, the Consolidated Debt to Annualized Operating Cash Flow Ratio would decrease as compared to the Consolidated Debt to Annualized Operating Cash Flow Ratio immediately prior to such incurrence or (B) in the event of the incurrence of Acquired Debt prior to December 31, 2005 only, the ratio of Consolidated Debt to Total Invested Capital would decrease as compared to the ratio of Consolidated Debt to Total Invested Capital immediately prior to such incurrence.

                    (c)  For purposes of determining compliance with this
Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiii) of paragraph (b) of this Section 4.09, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.09, the Company and its Restricted Subsidiaries shall, in their sole discretion, classify such item of Indebtedness from time to time in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.09(a) at any given time. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

                    (d) Notwithstanding anything to the contrary contained in this Section 4.09, (i) the Company shall not, and shall not permit any Guarantor to, incur any Indebtedness pursuant to this Section 4.09 if the proceeds thereof are used, directly or indirectly, to refinance any subordinated Indebtedness unless such newly-incurred Indebtedness shall be subordinated to the Notes or the applicable Note Guarantee, as the case may be, to at least the same extent as such refinanced subordinated Indebtedness, and (ii) the Company shall not permit any Restricted Subsidiary that is not a Guarantor to incur any Indebtedness pursuant to this Section 4.09 if the proceeds thereof are used, directly or indirectly, to refinance any Indebtedness of the Company or any Guarantor.

Section 4.10   Asset Sales.
               -----------

               (a) Neither the Company nor any of its Restricted Subsidiaries shall consummate an Asset Sale unless:

                    (i) the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold, leased, conveyed or otherwise disposed of or of the Equity Interests issued or sold;

                    (ii) such Fair Market Value is determined by the Company's Board of Directors and evidenced by a resolution of such Board of Directors, which resolution shall, in the case of an Asset Sale with a Fair Market Value of greater than $10.0 million, be set forth in an Officers' Certificate delivered to the Trustee; and

                    (iii) (A) at least 75% of the consideration therefor received by the Company or its Restricted Subsidiary is in the form of cash or Cash Equivalents or (B) the Asset Sale qualifies as a Permitted Telecommunications Exchange Transaction.

          For purposes of clause (iii) of this paragraph (a), the following are considered to be cash: any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee, that are assumed by the transferee of any such assets or Equity Interests pursuant to a customary novation agreement that released the Company or such Restricted Subsidiary from further liability; and any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 60 days following the closing, to the extent of the cash received in that conversion.

               (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary shall be permitted to apply the Net Proceeds, at its option,

                    (i)   to repay Senior Debt;

                    (ii) to acquire a majority of the Voting Stock of another Permitted Business which becomes part of, or which is or becomes, a Restricted Subsidiary of the Company;

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

                    (iii) to make one or more capital expenditures in assets that are used or useful in a Permitted Business; or

                    (iv) to acquire other assets that are used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

               (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) of this Section 4.10 will be deemed to constitute "Excess Proceeds." When the amount of Excess Proceeds is greater than $10.0 million, the Company shall be required to make an offer to all holders of Notes and all holders of Indebtedness that is equal in right of payment with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem the Indebtedness with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum Accreted Value or principal amount at maturity of Notes and such other Indebtedness that is equal in right of payment that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the Accreted Value or 100% of the principal amount at maturity, plus accrued and unpaid interest, if any, to the date of purchase, as applicable, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness that is equal in right of payment to be purchased pursuant to Section 3.09 on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

               (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to Asset Sales, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Asset Sale provisions by virtue of such conflict.

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

Section 4.11   Transactions with Affiliates.
               ----------------------------

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                    (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted
     Subsidiary with an unrelated Person; and

                    (ii) The Company delivers to the Trustee:

                         (A)  with respect to any Affiliate
          Transaction or series of related Affiliate
          Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                         (B)  with respect to any Affiliate
          Transaction or series of related Affiliate
          Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

               (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the paragraph (a) of this Section 4.11:

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

                    (i) any employment, severance, stock option or other employee benefit agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                    (ii) transactions between or among the Company and/or a Restricted Subsidiary and/or its Restricted Subsidiaries;

                    (iii) payment of reasonable directors fees, expenses and indemnification to Persons who are not otherwise Affiliates of the Company;

                    (iv) Restricted Payments that are not prohibited by the provisions of Section 4.07;

                    (v) sales of Equity Interests of the Company, other than Disqualified Stock, to Affiliates of the Company;

                    (vi) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

                    (vii) transactions with the members of the Preferred Stock Investment Group in accordance with the agreements governing the sale by the Company of the Series A-1 Preferred Stock including the Investment Agreement, the Registration Rights Agreement, the Stockholders Agreement and the Transaction Fee Agreement as such agreements exist on the date of this Indenture or in accordance with the certificate of incorporation or bylaws of the Company as each exists on the date of this Indenture.

Section 4.12   Liens.
               -----

               The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness that is equal in right of payment with the Notes or the applicable Note Guarantee, as the case may be, or is subordinated Indebtedness, upon any of its respective property or assets, now owned or hereafter acquired, unless the Company provides, and causes its Restricted Subsidiaries to provide, concurrently therewith, that the Notes and the applicable Note Guarantees are equally and ratably so secured; provided that if such Indebtedness is subordinated Indebtedness, the Lien securing such subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes (and any related applicable Note Guarantees) with the same relative priority as such subordinated Indebtedness shall have with respect to the Notes (and any related applicable Note Guarantees); provided further that this restriction will not apply to Permitted Liens.

Section 4.13   Corporate Existence.
               -------------------

               Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14   Offer to Repurchase Upon Change of Control.
               ------------------------------------------

                    (a) If a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Notes at an offer price in cash equal to (i) 101% of the Accreted Value of the Notes, plus Liquidated Damages, if any, thereon to the date fixed for repurchase, if the repurchase occurs prior to July 15, 2005 or (ii) 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for repurchase, if the repurchase occurs on or after July 15, 2005 (the "Change of Control Payment").

                    (b) Within 30 business days following a Change of Control, the Company shall mail a notice to the Trustee and to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date shall be, subject to

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

any contrary requirement of applicable law, no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "Change of Control Payment Date") pursuant to the procedures set forth in Section 3.09 and described in the notice.

                    (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Change of Control, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations under such Change of Control provisions by virtue of such conflict.

                    (d) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes and portions of the Notes so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Accreted Value or aggregate principal amount, as applicable, of Notes or portions of the Notes being purchased by the Company.

                    (e) The Paying Agent shall mail promptly to each Holder of Notes so tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                    (f)  Prior to complying with any of the provisions of this
Section 4.14, but in any event within 90 days following a Change of Control, the Company will, or will cause the Guarantors to, either repay all outstanding Senior Debt or obtain the requisite consents, if any are required, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.14. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

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

                    (g)  The Change of Control provisions described in this
Section 4.14 shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

                    (h) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.15   Payments for Consent.
               --------------------

               The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.16   Sale and Leaseback Transactions.
               -------------------------------

                    (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary that is a Guarantor may enter into a Sale and Leaseback transaction if:

                         (i) the Company or that Guarantor, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the tests in clauses (i) and (ii) of Section 4.09(a), if applicable, and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

                         (ii) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such Sale and Leaseback Transaction; and

                         (iii) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the Net Proceeds of such transaction in compliance with, Section 4.10.

                    (b)  Notwithstanding anything to the contrary in this
Section 4.16, the Company or any of its Restricted Subsidiaries shall not be prohibited from entering into Permitted Tower Sale and Leaseback Transactions. In addition, Sale and Leaseback Transactions between or among the Company and/or its Restricted Subsidiaries shall not be prohibited by this Section 4.16.

Section 4.17   Limitation on Layering Indebtedness.
               -----------------------------------

               The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any Guarantor unless such Indebtedness is subordinated to the Notes at least to the same extent as it is to such other Indebtedness.

Section 4.18   Limitation On Issuances and Sales of Equity Interests in
               --------------------------------------------------------
               Restricted Subsidiaries.
               -----------------------

                    (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person, other than the Company or a Restricted Subsidiary, unless:

                         (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary; and

                         (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10.

                    (b) In addition, the Company will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests, other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares, to any Person other than to the Company or a Restricted Subsidiary.

 Section 4.19   Business Activities.
                -------------------

                The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses; provided, however, that, subject to the other provisions of this Indenture, the Company and its Restricted Subsidiaries shall not be prohibited from owning, directly or indirectly, not more than 2.0% of the equity of any publicly traded corporation, partnership, limited liability company, joint venture or other publicly traded entity that is not engaged in a Permitted Business.

Section 4.20   Designation of Restricted and Unrestricted Subsidiaries.
               -------------------------------------------------------

               The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and if required by that covenant will reduce the amount available for Restricted Payments under Section 4.07(b)(iii) or Permitted Investments, as applicable. All such outstanding Investments will be valued at their Fair Market Value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                                  ARTICLE IV
                                  SUCCESSORS
                                  ----------

Section 5.01   Merger, Consolidation, or Sale of Assets.
               ----------------------------------------

                    (a) The Company and the Guarantors, considered as a whole, shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and shall not permit any of their Restricted Subsidiaries to enter into any such transaction or series of transactions, unless, at the time and after giving effect thereto:

                         (i) either: (A) if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into the Company, or to which the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Company's obligations under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect;

                         (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

                         (iii) the Company or the Surviving Entity will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period,
     (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (B)(1) in the event that such transaction occurs on or after December 31, 2005 only, the Consolidated Debt to Annualized Operating Cash Flow Ratio would decrease as compared to the Consolidated Debt to Annualized Operating Cash Flow Ratio immediately prior to such transaction or (2) in the event that such transaction occurs prior to December 31, 2005 only, the ratio of Consolidated Debt to Total Invested Capital would decrease as compared to the ratio of Consolidated Debt to Total Invested Capital immediately prior to such transaction; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Restricted Subsidiary to the Company or any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into the Company or any other Restricted Subsidiary.

               (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

               (c) In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by the foregoing provisions of this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, or other disposition and the supplemental indenture in respect thereof, required under clause (a)(i)(B) of this Section 5.01, comply with the requirements of the Indenture and an Opinion of Counsel to such effect. Each such Officers' Certificate shall set forth the manner of determination of the Company's compliance with clause (a)(iii) of this
Section 5.01.

               (d) For all purposes under this Indenture and the Notes, including the provisions described in this Section 5.01 and Sections 4.09 and 4.20, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 4.20 and all Indebtedness of the Surviving Entity and its Subsidiaries that was not Indebtedness of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

Section 5.02   Successor Corporation Substituted.
               ---------------------------------

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE V
                             DEFAULTS AND REMEDIES
                             ---------------------

Section 6.01   Events of Default.
               -----------------

               An "Event of Default" occurs if:

                    (a) the failure by the Company to pay any installment of interest on, or Liquidated Damages with respect to, the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                    (b) the failure of the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Payment or the amount set forth in an Asset Sale Offer, or otherwise on Notes validly tendered and not properly withdrawn pursuant to a Change of Control or Asset Sale Offer, as applicable, or default in the payment when due of principal of or premium, if any, on the Notes, whether or not prohibited by any other provision of this Indenture;

                    (c) the failure by the Company or any of its Restricted Subsidiaries to comply with any of the provisions of Section 4.10 or 4.14 or
Article V hereof;

                    (d) the failure by the Company or any of its Restricted Subsidiaries, for 30 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, to comply with any of its other covenants or agreements in this Indenture or the Notes;

                    (e) the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the outstanding principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                    (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                    (g) except as permitted by this Indenture, any Note Guarantee of a Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (other than by reason of termination of this Indenture or release of a Guarantor in accordance with this Indenture), and such condition has continued for 30 days after written notice to the Company by the Trustee;

                    (h) the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

                         (i)   commences a voluntary case,

                         (ii) consents to the entry of an order for relief against it in an involuntary case,

                         (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v)   generally is not paying its debts as they become due;

               (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case; or

                    (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                    (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days;

               (j) if after the Issue Date but on or prior to December 31, 2000, the Company has not received at least $70.0 million of gross cash proceeds from one or more Equity Offerings (other than Equity Offerings of Disqualified Stock of the Company and other than Equity Offerings to Restricted Subsidiaries of the Company); and

               (k) (i) if any Credit Facility is not in existence, any event occurs that causes, subject to any applicable grace period or waiver, an Event of Termination under any of the Sprint Agreements or (ii) if any Credit Facility is in existence, Sprint shall have commenced to exercise any remedy under the Sprint Agreements (other than Section 11.6.3 of the Management Agreement) by reason of the occurrence of an Event of Termination.

Section 6.02   Acceleration.
               ------------

               If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare to be immediately due and payable (i) if prior to July 15, 2005, the Accreted Value or (ii) if on or after July 15, 2005, the principal amount, in each case, of all Notes then outstanding, plus accrued and unpaid interest to the date of acceleration. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or
(i) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. In order to effect such acceleration, the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes shall deliver notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same (A) shall become immediately due and payable or (B) if there are any amounts outstanding under the Credit Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facilities or five Business Days after receipt by the Company and the agent under the Credit Facilities of such Acceleration Notice, but only if such Event of Default is then continuing.

Section 6.02   Other Remedies.
               --------------

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults.
               -----------------------

               Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05   Control by Majority.
               -------------------

               Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided, however, that subject to Section 7.01 hereof, the Trustee shall have no duty or obligation to independently determine whether such direction is unduly prejudicial to the rights of any Holders.

Section 6.06   Limitation on Suits.
               -------------------

               A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                    (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                    (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                    (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                    (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                    (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

               A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.08   Rights of Holders of Notes to Receive Payment.
               ---------------------------------------------

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.09   Collection Suit by Trustee.
               --------------------------

               If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

 Section 6.09  Trustee May File Proofs of Claim.
               --------------------------------

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities.
               ----------

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11   Undertaking for Costs.
               ---------------------

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                  ARTICLE VII
                                    TRUSTEE
                                    -------

Section 7.01   Duties of Trustee.
               -----------------

                    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                    (b)  Except during the continuance of an Event of Default:

                         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.


                    (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                    (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section and Section 7.02.

                    (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                    (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any certificate or instrument delivered to it, nor shall the Trustee be required to ascertain or inquire as to the performance or compliance of the covenants and agreements to be performed or observed by the Company.

                    (h) The Trustee shall not be required to post any bond or surety.

                    (i) Except for a payment default, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% of the principal amount of the Notes outstanding.

Section 7.02   Rights of Trustee.
               -----------------

                    (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                    (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                    (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03   Individual Rights of Trustee.
               ----------------------------

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04   Trustee's Disclaimer.
               --------------------

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05   Notice of Defaults.
               ------------------

               If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06   Reports by Trustee to Holders of the Notes.
               ------------------------------------------

               Within 60 days after each July 15 beginning with July 15, 2000, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA

(S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

               A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07   Compensation and Indemnity.
               --------------------------

               The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself or investigations against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense or a portion thereof may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss liability or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

               The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08   Replacement of Trustee.
               ----------------------

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                    (a)  the Trustee fails to comply with Section 7.10 hereof;

                    (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                    (c) a Custodian or public officer takes charge of the Trustee or its property; or

                    (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. Subject to the Lien provided for in Section
7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09   Successor Trustee by Merger, etc.
               ---------------------------------

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10   Eligibility; Disqualification.
               -----------------------------

               There shall at all times be a Trustee hereunder that is a corporation or a trust company organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $70 million as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

Section 7.11   Preferential Collection of Claims Against Company.
               -------------------------------------------------

               The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                  ARTICLE VII
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE
                   ----------------------------------------

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.
               --------------------------------------------------------

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02   Legal Defeasance and Discharge.
               ------------------------------

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II and Section

4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03   Covenant Defeasance.
               -------------------

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20
hereof, and the operation of Section 5.01 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

Section 8.04   Conditions to Legal or Covenant Defeasance.
               ------------------------------------------

               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes. In order to exercise either Legal Defeasance or Covenant Defeasance:

                    (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable

Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                    (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                    (d) no Default or Event of Default shall have occurred and be continuing either: (ii) on the date of such deposit other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit, or (ii) under Sections 6.01(h) or 6.01(i) hereof at any time in the period ending on the 91st day after the date of deposit;

                    (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                    (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable Bankruptcy Law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                    (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                    (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05   Deposited Money and Government Securities to be Held in Trust;
               --------------------------------------------------------------
               Other Miscellaneous Provisions.
               ------------------------------

               Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

               Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06   Repayment to Company.
               --------------------

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07   Reinstatement.
               -------------

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE VII
                       AMENDMENT, SUPPLEMENT AND WAIVER
                       --------------------------------

Section 9.01   Without Consent of Holders of Notes.
               -----------------------------------

               Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                    (a)  to cure any ambiguity, defect or inconsistency;

                    (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                    (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article V hereof;

                    (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                    (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                    (f)  to add a Guarantor pursuant to Section 12.02; and

                    (g) to evidence and provide the acceptance of the appointment of a successor Trustee pursuant to Section 7.08 and 7.09.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02   With Consent of Holders of Notes.
               --------------------------------

               Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the Notes the outstanding if prior to July 15, 2005, or the aggregate principal amount at maturity of the Notes then outstanding if after July 15, 2005 voting as a single class (including without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Notes voting as a single class (including without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, the Notes).

               Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

               It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. However, without the consent of each Holder adversely affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                    (a) reduce the Accreted Value of the then outstanding Notes if prior to July 15, 2005 or the aggregate principal amount of Notes if after July 15, 2005 whose Holders must consent to an amendment, supplement or waiver;

                    (b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.14 hereof;

                    (c) reduce the rate of or change the time for payment of interest on any Note;

                    (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                    (e) make any Note payable in money other than that stated in the Notes;

                    (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes;

                    (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.14 hereof); or

                    (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03   Compliance with Trust Indenture Act.
               -----------------------------------

               Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04   Revocation and Effect of Consents.
               ---------------------------------

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05   Notation on or Exchange of Notes.
               --------------------------------

               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06   Trustee to Sign Amendments, etc.
               --------------------------------

               The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

Section 10.01  Trust Indenture Act Controls.
               ----------------------------

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 10.02  Notices.
               -------

               Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next-day delivery, to the others' address:

          If to the Company:

          iPCS, Inc.
          121 West First Street
          Suite 200
          Geneseo, Illinois 61254
          Attention:  Timothy Yager
          Telecopy No.: (309) 945-1651

          With copies to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, Illinois 60603
          Attention:  Paul W. Theiss
                      Robert J. Wild
          Telecopy No.: (312) 701-7711

          If to the Trustee:

          CTC Illinois Trust Company
          2 North LaSalle Street
          Suite 1020
          Chicago, Illinois 60602
          Telecopier No.: (312) 827-8542
          Attention: Corporate Trust

               The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03  Communication by Holders of Notes with Other Holders of Notes.
               -------------------------------------------------------------

               Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 10.04  Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                    (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                    (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.05  Statements Required in Certificate or Opinion.
               ---------------------------------------------

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

                    (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                    (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.06  Rules by Trustee and Agents.
               ---------------------------

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07  No Personal Liability of Directors, Officers, Employees and
               -----------------------------------------------------------
               Stockholders.
               ------------

               No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 10.08  Governing Law.
               -------------

               THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10.09  No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

               This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10  Successors.
               ----------

               All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11  Severability.
               ------------

               In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12  Counterpart Originals.
               ---------------------

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13  Table of Contents, Headings, etc.
               ---------------------------------

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                  ARTICLE XI
                       SUBORDINATION OF NOTE GUARANTEES
                       --------------------------------

Section 11.01  Agreement To Subordinate.
               ------------------------

               Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by each Note Guarantee is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full of all Senior Debt of such Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Debt.

Section 10.02  Liquidation; Dissolution; Bankruptcy.
               ------------------------------------

               Upon (a) any distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property or (b) an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

                    (i)    the holders of Senior Debt of such
     Guarantor shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding, whether or not allowed, at the rate specified in the applicable Senior
     Debt) in cash or Cash Equivalents before Holders shall be entitled to receive any payment with respect to the Guarantee Obligations of such Guarantor (except that Holders may receive and retain Permitted Junior Securities); and

                    (ii)   until all Obligations with respect to
     Senior Debt of such Guarantor (as provided in clause (i) above) are paid in full, any distribution to which the Holders would be entitled with respect to the Guarantee Obligations of such Guarantor but for this Article XI shall be made to holders of Senior Debt of such Guarantor (except that the Holders may receive and retain Permitted Junior Securities), as their interests may appear to the extent necessary to make payment in full on all Obligations with respect to such Senior Debt remaining unpaid, after giving effect to all concurrent payments or distributions to the holders of such Senior Debt.

               The consolidation of any Guarantor with, or the merger of any Guarantor into, another Person or the liquidation or dissolution of any Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in the Indenture shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this
Section if the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in the Indenture.

Section 11.03  Default On Designated Senior Debt.
               ---------------------------------

               No Guarantor shall make any payment or distribution to the Trustee or any Holder upon or in respect of its Guarantee Obligations other than payments in Permitted Junior Securities if:

                    (a) a default in the payment of any principal of, or premium, if any, or interest on any Designated Senior Debt of such Guarantor occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt (whether upon maturity, as a result of acceleration or otherwise); or

                    (b) any other default occurs and is continuing with respect to any such Designated Senior Debt that permits holders of such Designated Senior Debt as to which such default relates to accelerate its maturity, and such Guarantor and the Trustee receive written notice of such default (a "Payment Blockage Notice") from a majority of the holders, or from the trustee, agent or other representative (the "Representative") of the holders, of any such Designated Senior Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

               Notwithstanding anything herein to the contrary, each Guarantor may and shall resume payments on and distributions in respect of its Guarantee Obligations including the payment of any amounts previously blocked by such Payment Blockage Notice upon the earlier of:

                         (i)    in the case of a default referred to
     in clause (a) of this Section 11.03, the date upon which the default is cured or waived or ceases to exist, or

                         (ii)   in the case of a default referred to
     in clause (b) of this Section 11.03, 179 days after the date on which the applicable Payment Blockage Notice is received or such earlier date on which the applicable Payment Blockage Notice is earlier terminated (a) by written notice to the Trustee and such Guarantor from such Representative or the majority of the holders of such Designated Senior Debt, (b) because such default is no longer continuing or (c) because such Designated Senior Debt has been discharged or repaid in full, unless the maturity of any Designated Senior Debt has been accelerated and such acceleration remains in full force and effect.

Section 11.04  Payment Permitted if No Default
               -------------------------------

               Nothing contained in this Article XI or elsewhere in this Indenture, in any of the Notes or in any Note Guarantee shall prevent any Guarantor at any time except during the pendency of any case, proceedings, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of any such Guarantor referred to in Section 11.02 or under the conditions described in Section 11.03, from making payments at any time of the Guarantee Obligations of such Guarantor.

Section 11.05  Acceleration of Notes.
               ---------------------

               If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 11.06  When distribution must be paid over.
               -----------------------------------

               In the event that any Holder receives any payments of any Note Guarantee of any Guarantor at a time when such payment is prohibited by Section
11.03 hereof, such payment shall be held by such Holder in trust for the benefit of, and, upon written request of the Representative of the holders of Senior Debt of such Guarantor, shall be paid forthwith over and delivered to, the holders of Senior Debt of such Guarantor under any indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

               If a distribution is made to any Holder that because of this
Article XI should not have been made to it, such Holder who receives the distribution shall hold it in trust for the benefit of, and upon written request of the Representative of the holders of the applicable Senior Debt pay it over to, the holders of such Senior Debt under any indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

               With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XI.

Section 11.07  Notice By The Company.
               ---------------------

               The Company shall promptly notify the Trustee and the Paying Agent of any facts known to it that would cause a payment of any Guarantee Obligations to violate this Article XI, but failure to give such notice shall not affect the subordination of the Guarantee Obligations to Senior Debt as provided in this Article XI.

Section 11.08  Subrogation.
               -----------

               After all Senior Debt of a Guarantor is paid in full and until the Notes are paid in full, the Holders shall be subrogated to the rights of holders of such Senior Debt to receive payments or distributions applicable to such Senior Debt to the extent that payments or distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. For the purposes of such subrogation, no such payments or distributions to the holders of such Senior Debt by or on behalf of such Guarantor to which the Holders or the Trustee would otherwise be entitled except for the provisions of this
Article XI, and no payments pursuant to the provisions of this Article XI to the holders of such Senior Debt by the Holders or the Trustee, or by or on behalf of the Holders by virtue of this Article XI which otherwise would have been made to the Holders shall, as between the relevant Guarantor and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Senior Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand, and the holders of the Senior Debt, on the other hand.

Section 11.09  Relative Rights.
               ---------------

               This Article XI defines the relative rights of the Holders and holders of Senior Debt of a Guarantor. Nothing in this Indenture shall:

                    (a) impair, as between any Guarantor and the Holders, the obligations of such Guarantor, which are absolute and unconditional, to pay its Guarantee Obligations in accordance with their terms;

                    (b) affect the relative rights of the Holders and the creditors of any Guarantor other than their rights in relation to the holders of Senior Debt of such Guarantor; or

                    (c) prevent the Trustee or any Holder from exercising its available remedies upon a default by a Guarantor under its Guarantee Obligations, subject to the rights of holders and owners of Senior Debt of such Guarantor to receive distributions and payments otherwise payable to Holders pursuant to this Article XI.

               If any Guarantor fails because of this Article XI to pay any Guarantee Obligation on the due date, such failure shall still constitute a Default or Event of Default.

Section 11.10  Subordination May Not Be Impaired By The Guarantors.
               ---------------------------------------------------

                    (a) No right of any holder of Senior Debt of any Guarantor to enforce the subordination of the Indebtedness evidenced by the Guarantee Obligations of such Subsidiary shall be impaired by any act or failure to act by such Guarantor or any Holder or by the failure of such Guarantor, the Trustee or any Holder to comply with this Indenture.

                    (b)  Without in any way limiting the generality of paragraph
(a) of this Section, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company, any Guarantor and any other Person. Nothing contained in this Section 11.10(b) shall relieve the Company or any of its Restricted Subsidiaries of their covenants and agreements contained elsewhere in this Indenture.

Section 11.11  Distribution Or Notice To Representative.
               ----------------------------------------

               Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Guarantor, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of any Guarantor referred to in this Article XI, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative of the applicable Senior Debt of such Guarantor or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of such Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

Section 11.12  Rights Of Trustee And Paying Agent.
               ----------------------------------

               Regardless of anything to the contrary contained in this Article XI or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt of any Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received notice in writing from the Company, or from the majority holders of the applicable Senior Debt or a Representative therefor satisfactory to it that payments may not be made pursuant to this
Article XI, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

               In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.13  Article XI Not To Prevent Events of Default Under A Note
               --------------------------------------------------------
               Guarantee or Limit Right to Demand Payment.
               ------------------------------------------

               The failure to make a payment pursuant to a Note Guarantee by reason of any provision in this Article XI shall not be construed as preventing the occurrence of a default under such Note Guarantee. Nothing in this Article XI shall have any effect on the right of the Holders or the Trustee to make a demand for payment on any Note Guarantee pursuant to the Indenture or the relevant Note Guarantee.

Section 11.14  Authorization To Effect Subordination.
               -------------------------------------

               Each Holder of Notes by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XI, and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

Section 11.15  Article Applicable to Paying Agents.
               -----------------------------------

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

Section 11.16  Amendments.
               ----------

               The provisions of this Article XI shall not be amended or modified in a manner that adversely affects the rights of the holders of any Senior Debt of any Guarantor without the written consent of the Administrative Agent under the Senior Financing or a majority of the lenders under the Senior Financing.

                                  ARTICLE XII
                                  GUARANTEES
                                  ----------

Section 12.01  Guarantees.
               ----------

               Each Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, and premium and Liquidated Damages, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes. Each Guarantor further agrees that the Guarantee Obligations set forth in this Article XII may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this Article XII notwithstanding any extension or renewal of any Guarantee Obligations.

               Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guarantee Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or its Note Guarantee. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Note Guarantees or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Note Guarantee; or (f) any change in the ownership of such Guarantor.

               Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Note Guarantee.

               Each Note Guarantee is, to the extent and in the manner set forth in Article XI, subordinated and subject in right of payment to the prior payment in full of all Senior Debt of the Guarantor giving such Note Guarantee and is made subject to such provisions of this Indenture.

               Except as expressly set forth in Sections 8.01 and 12.03 and
Article V, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of any Note Guarantee or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

               Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, or premium, if any, or interest on any Note Guarantee is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

               In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the Accreted Value of or premium, if any, or interest on any Guarantee Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guarantee Obligations,
(ii) accrued and unpaid premium and Liquidated Damages, if any, and interest on such Guarantee Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

               Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Guarantee Obligations and all obligations to which the Note Guarantee are subordinated as provided in Article XI. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

               Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

Section 12.02  Additional Guarantees.
               ---------------------

               If the Company or any of its Restricted Subsidiaries acquires or creates (including, without limitation, by designating an Unrestricted Subsidiary as a Restricted Subsidiary) another Restricted Subsidiary, other than a Foreign Subsidiary, after the date hereof, then any such Subsidiary shall execute and deliver to the Trustee (i) a supplemental indenture, in form and substance substantially in the form of Exhibit E attached hereto, which subjects such Person to the provisions of this Indenture as a Guarantor, and (ii) an Opinion of Counsel within 10 business days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be reasonably acceptable to the Trustee).

Section 12.03  Limitation on Guarantor Liability.
               ---------------------------------

               Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee Obligations, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article XII shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XII, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.04  Execution and Delivery of Guarantee.
               -----------------------------------

               To evidence its Note Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee in substantially the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor thereunto authorized.

               Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 12.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

               If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 12.05  Guarantors May Consolidate, etc., on Certain Terms.
               --------------------------------------------------

               A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another Person, other than the Company or another Guarantor, unless:

                    (a) immediately after giving effect to the transaction, no Default exists under this Indenture; and

                    (b)  Either

                         (i) the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, and the Note Guarantee on the terms set forth herein or therein; or

                         (ii) the Net Proceeds of the transactions are applied in accordance with Section 4.10 (it being understood that in the event that such Net Proceeds are not so applied, the Company will be permitted and required to make an Asset Sale Offer with any Excess Proceeds in satisfaction of this condition).

               In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

               Except as set forth in Articles IV and V hereof, and notwithstanding clause (a) and (b) of this Section 12.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 12.06  Releases of Guarantees.
               ----------------------

               A Note Guarantee will be released (a) in connection with any sale of all of the Capital Stock of a Guarantor to a Person (including by way of merger or consolidation) that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the Net Proceeds of that transaction are applied (or the Company delivers an Officer's Certificate to the Trustee certifying that such Net Proceeds will be applied within the time period specified in Section 4.10) in accordance with Section 4.10 hereof, (b) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.20 hereof or (c) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger or consolidation, provided, however that in the event of such a transaction, the Company still has the obligation to apply the Net Proceeds as set forth in Section 4.10.

               Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XII.

                        [Signatures on following page]

                                   SIGNATURES


Dated as of July 12, 2000

                                   iPCS, INC.



                                   By:  /s/ Timothy M. Yager
                                        -------------------------------------
                                        Name:  Timothy M. Yager
                                        Title: President and Chief Executive
                                               Officer


                                   iPCS EQUIPMENT, INC.



                                   By:  /s/ Timothy M. Yager
                                       -------------------------------------
                                       Name:  Timothy M. Yager
                                       Title: President and Chief Executive
                                              Officer


                                   iPCS WIRELESS, INC.



                                   By:  /s/ Timothy M. Yager
                                        -------------------------------------
                                        Name:  Timothy M. Yager
                                        Title: President and Chief Executive
                                               Officer

                                        CTC ILLINOIS TRUST COMPANY

                                        as Trustee


                                        By: /s/ J. Bartolini
                                            -------------------------------
                                            Name:  J. Bartolini
                                            Title: Vice President

                                   EXHIBIT A
                                (Face of Note)

                      14% Senior Discount Notes due 2010

                                               CUSIP  _____________

No.______                                                      $___________

                                  iPCS, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of ________ Dollars ($______________) on July 15, 2010.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Dated: July 12, 2000

                                             iPCS, INC.


                                             By:___________________________
                                                Name:
                                                Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

CTC ILLINOIS TRUST COMPANY,
as Trustee

By:________________________________
        Authorized Signatory

================================================================================

                                (Back of Note)


                      14% Senior Discount Notes due 2010

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (ii) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(iii) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (iv) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT

BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

          (1) REPRESENTS THAT (i) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"),
          (ii) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR
          (iii) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI"),

          (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE

          COMPANY) OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION
          STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE
          APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

          (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE
          SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE AND WARRANT AGREEMENT CONTAIN A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF THE FOREGOING.

UNTIL THE SEPARATION DATE (AS DEFINED), THIS NOTE HAS BEEN ISSUED AS, AND MUST BE TRANSFERRED AS, A UNIT TOGETHER WITH THE ASSOCIATED WARRANTS TO PURCHASE COMMON STOCK OF iPCS, INC. EACH UNIT CONSISTS OF $1,000 PRINCIPAL AMOUNT OF NOTES AND A WARRANT TO PURCHASE 9.9061 SHARES OF COMMON STOCK OF iPCS, INC., SUBJECT TO ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE WARRANT AGREEMENT PURSUANT TO WHICH THE WARRANTS HAVE BEEN ISSUED IS AVAILABLE FROM THE COMPANY UPON REQUEST.

FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF
SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $497.44 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $502.66, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE YIELD TO MATURITY COMPOUNDED SEMIANNUALLY IS 15.4%.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. iPCS, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 14% per annum until maturity, in the manner specified below, and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest will not accrue prior to July 15, 2005. Thereafter, the Company shall pay interest and Liquidated Damages, if any, semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2005; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2006. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 2 or July 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, CTC Illinois Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of July 12, 2000 ("Indenture") among the Company, iPCS Equipment, Inc. and iPCS Wireless, Inc., as Guarantors, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $300,000,000 in aggregate principal amount.

          5.   Optional Redemption.

               (a) On or after July 15, 2005, the Company may redeem the Notes at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

                       Year                   Percentage
                      ----                   -----------
                      2005                      107.000%
                      2006                      104.667%
                      2007                      102.333%
                      2008 and thereafter       100.000%

               (b) Notwithstanding the provisions of clause (a) of this Section 5, prior to July 15, 2003, the Company shall be permitted to redeem up to 35% of the Accreted Value of the Notes originally issued at a redemption price of 114% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, with the net cash proceeds of one or more Equity Offerings (excluding the first $70.0 million in net cash proceeds received by the Company from the issuance of Equity Interests after the date of the Indenture); provided, however, that (1) at least 65% of the Accreted Value of the Notes originally issued remains outstanding immediately after the occurrence of the redemption, excluding Notes held by the Company or any of its Subsidiaries; and (2) each redemption occurs within 90 days after the date of the closing of such an offering.

          6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

          7.   Repurchase at Option of Holder.

               (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to (i) 101% of the Accreted Value thereof, plus Liquidated Damages, if any, thereon to the date fixed for repurchase, if the repurchase occurs prior to July 15, 2005, or (ii) 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, thereon, if any, to the date of purchase, if the repurchase occurs on or after July 15, 2005 (the "Change of Control Payment"). Within 30 business days following any Change of Control, the Company shall mail a notice to the Trustee and to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

               (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes and all holders of other Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture and such other Indebtedness to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value of the Notes, if the repurchase occurs before July 15, 2005, or 100% of the principal amount thereof plus accrued and unpaid interest if the repurchase occurs on or after July 15, 2005, and in each case, Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.09 and such other Indebtedness.

          8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the Notes then outstanding if prior to July 15, 2005, or the aggregate principal amount at maturity of the then outstanding Notes if on or after July 15, 2005, voting as a single class, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate Accreted Value of the then outstanding Notes voting as a single class, including without limitation, in consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, to add a Guarantor pursuant to Section 12.02 of the Indenture, and to evidence and provide the acceptance of the appointment of a successor Trustee pursuant to
Section 7.08 and 7.09 of the Indenture.

          12. Defaults and Remedies. Events of Default include (a) the failure by the Company to pay any installment of interest on, or Liquidated Damages with respect to, the Notes, as and when the same becomes due and payable and the continuance of any such failure for 30 days, (b) the failure of the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Payment or the amount set forth in the Asset Sale Offer, or otherwise on Notes validly tendered and not properly withdrawn pursuant to a Change of Control or Asset Sale Offer, as applicable, or default in the payment when due of principal of or premium, if any, on the Notes, whether or not prohibited by any other provision of the Indenture, (c) the failure by the Company or any of its Restricted Subsidiaries to comply with any of the provisions of Section 4.10 or
4.14 or Article V of the Indenture, (d) the failure by the Company or any of its Restricted Subsidiaries, for 30 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, to comply with any of its other agreements in the Indenture or the Notes, (e) the default under any mortgage, indenture or instrument under which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity; and, in each case, the outstanding principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days, (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries,
(h) certain termination events under the Sprint Agreements and (i) if after the date of the Indenture but on or prior to December 31, 2000, the Company has not received at least $70.0 million of gross cash proceeds from one or more Equity Offering (other than Equity Offerings of Disqualified Stock of the Company and other than Equity Offerings to Restricted Subsidiaries of the Company). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of July 12, 2000, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          iPCS, Inc.
          121 West First Street
          Suite 200
          Geneseo, Illinois  61254
          Attention: Chief Executive Officer

                                Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:_____________

                                           Your Signature:______________________
                                           (Sign exactly as your name appears on
                                           the face of this Note)

                                           Signature Guarantee:_________________

                      Option of Holder to Elect Purchase

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          [_] Section 4.10      [_] Section 4.14

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________



Date:______                     our Signature: ________________________________
                                (Sign exactly as your name appears on the Note)

                                Signature Guarantee: __________________________

                                Tax Identification No: ________________________

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                         Amount of increase     Principal Amount
                    Amount of decrease      in Principal            of this             Signature of
                    in Principal Amount        Amount             Global Note        authorized officer
                          of this             of this            following such      of Trustee or Note
Date of Exchange        Global Note         Global Note      decrease (or increase)      Custodian
-------------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER


iPCS, Inc.
121 West First Street
Suite 200
Geneseo, Illinois 61254

CTC Illinois Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602


          Re:  14% Senior Discount Notes due 2010 of iPCS, Inc.

          Reference is hereby made to the Indenture, dated as of July 12, 2000 (the "Indenture"), among iPCS, Inc., as issuer (the "Company"), iPCS Equipment,
      ---------                                      -------
Inc. and iPCS Wireless, Inc., as guarantors, and CTC Illinois Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Transferor") owns and proposes to transfer the
                                ----------
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"),
                                                                    --------
to  __________ (the "Transferee"), as further specified in Annex A hereto.  In
                     ----------
connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

          1.   [_]  Check if Transferee shall take delivery of a beneficial
                    -------------------------------------------------------
interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.
---------------------------------------------------------------------------
The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and,
                                                     ---------- ---
accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

          2.   [_]  Check if Transferee shall take delivery of a beneficial
                    -------------------------------------------------------
interest in the Regulation S Global Note or a Definitive Note pursuant to
-------------------------------------------------------------------------
Regulation S.  The Transfer is being effected pursuant to and in accordance with
------------
Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3.   [_]  Check and complete if Transferee will take delivery of a
                    --------------------------------------------------------
beneficial interest in the IAI Global Note or a Definitive Note pursuant to any
-------------------------------------------------------------------------------
provision of the Securities Act other than Rule 144A or Regulation S.  The
--------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

               (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

               (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

               (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4.   [_]  Check and complete if Transferee shall take delivery of a
                    ---------------------------------------------------------
beneficial interest in a Definitive Note pursuant to any provision of the
-------------------------------------------------------------------------
Securities Act other than Rule 144A or Regulation S.  The Transfer is being
---------------------------------------------------
effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities

Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

               (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

               (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

               (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

          5.   [_]  Check if Transferee shall take delivery of a beneficial
                    -------------------------------------------------------
interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
------------------------------------------------------------------------------

               (a)  [_]  Check if Transfer is pursuant to Rule 144.  (i) The
                         -----------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 144 under the

Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b)  [_]  Check if Transfer is Pursuant to Regulation S.  (i) The
                         ---------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c)  [_]  Check if Transfer is Pursuant to Other Exemption. (i)
                         ------------------------------------------------
The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        _______________________________________
                                        [Insert Name of Transferor]


                                        By: ___________________________________
                                            Name:
                                            Title:


Dated:_________, ______

                      ANNEX A TO CERTIFICATE OF TRANSFER


          1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

               (a)  [_]   a beneficial interest in the:

                    (i)   [_] 144A Global Note (CUSIP _________), or

                    (ii)  [_] Regulation S Global Note (CUSIP ______), or

                    (iii) [_] IAI Global Note (CUSIP _________), or

                    (iv)  [_] a Restricted Definitive Note.

          1.   After the Transfer the Transferee shall hold:

                                  [CHECK ONE]

               (a)  [_]   a beneficial interest in the:

                    (i)   [_] 144A Global Note (CUSIP ________), or

                    (ii)  [_] (ii) Regulation S Global Note (CUSIP _____), or

                    (iii) [_] IAI Global Note (CUSIP ______), or

                    (iv)  [_] Unrestricted Global Note (CUSIP ______); or

               (b)  [_]   a Restricted Definitive Note; or

               (c)  [_]   an Unrestricted Definitive Note, in accordance
                          with the terms of the Indenture.

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE


iPCS, Inc.
121 West First Street
Suite 200
Geneseo, Illinois  61254

CTC Illinois Trust Company
2 North LaSalle Street
Suit 1020
Chicago, Illinois 60602


          Re:  14% Senior Discount Notes due 2010 of iPCS, Inc.


                             (CUSIP______________)

          Reference is hereby made to the Indenture, dated as of July 12, 2000 (the "Indenture"), among iPCS, Inc., as issuer (the "Company"), iPCS Equipment,
      ---------                                      -------
Inc. and iPCS Wireless, Inc., as guarantors, and CTC Illinois Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Note[s]
                              -----
or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with
                                                 --------
the Exchange, the Owner hereby certifies that:

          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

               (a)  [_] Check if Exchange is from beneficial interest in a
                        --------------------------------------------------
Restricted Global Note to beneficial interest in an Unrestricted Global Note.
----------------------------------------------------------------------------
In connection with the Exchange of the Owner's beneficial interest in a Restricted Global

Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), (iii) the restrictions on transfer contained
                  --------------
in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (b)  [_]  Check if Exchange is from beneficial interest in a
                         --------------------------------------------------
Restricted Global Note to Unrestricted Definitive Note.  In connection with the
------------------------------------------------------
Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (c)  [_]  Check if Exchange is from Restricted Definitive Note to
                         -------------------------------------------------------
beneficial interest in an Unrestricted Global Note.  In connection with the
--------------------------------------------------
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (d)  [_]  Check if Exchange is from Restricted Definitive Note to
                         -------------------------------------------------------
Unrestricted Definitive Note.  In connection with the Owner's Exchange of a
----------------------------
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

               (a)  [_]  Check if Exchange is from beneficial interest in a
                         --------------------------------------------------
Restricted Global Note to Restricted Definitive Note.  In connection with the
----------------------------------------------------
Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               (b)  [_]  Check if Exchange is from Restricted Definitive Note to
                         -------------------------------------------------------
beneficial interest in a Restricted Global Note.  In connection with the
-----------------------------------------------
Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the 144A Global Note Regulation S Global Note IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                           _____________________________________
                                                  [Insert Name of Owner]


                                           By:__________________________________
                                                Name:
                                                Title:

Dated: ________________, ____

                                   EXHIBIT D

              FORM OF NOTATION ON NOTE RELATING TO NOTE GUARANTEE

          Each Guarantor, as defined in the Indenture (the "Indenture"), referred to in the Note upon which this notation is endorsed, (i) has jointly and severally unconditionally guaranteed (a) the full and punctual payment of the principal of, premium and interest and Liquidated Damages, if any, on the Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the full and punctual payment of interest on the overdue principal and premium of, and interest and Liquidated Damages, if any, on the Notes, and (c) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee.

          Notwithstanding the foregoing, in the event that the Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Note Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantee, Indenture, any supplemental Indenture delivered pursuant to the Indenture by such Guarantor or any Note Guarantees, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

          This Note Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by the Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture.


                                             GUARANTOR

                                             By:_______________________________
                                                  Name:
                                                  Title:

                                   EXHIBIT E

                        FORM OF SUPPLEMENTAL INDENTURE
                         TO BE DELIVERED BY GUARANTORS

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _____________, among ______________ (the "Guarantor"), a subsidiary of iPCS, Inc. (or its permitted successor), a Delaware corporation (the "Company") and CTC Illinois Trust Company, as trustee under the indenture referred to below (the "Trustee").


                                  WITNESSETH

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 12, 2000 providing for the issuance of an aggregate principal amount of up to $300 million of 14% Senior Discount Notes due 2010 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1.   Capitalized Terms.  Capitalized Terms used herein without
               -----------------
definition shall have the meanings assigned to them in the Indenture.

          2.   Agreement to Guarantee.  The Guarantor hereby agrees as follows:
               ----------------------

               (a) Along with all Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

                    (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of to the extent and interest and Liquidation Damages, if any, on the Notes to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Indenture shall be promptly paid in full or performed, all in accordance with the terms hereof and under the Indenture;

                    (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

               (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

               (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               (g) As between the Guarantors, on the one hand, the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

               (h) The Guarantors shall have the right to seek contribution from non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

               (i) Notwithstanding the foregoing, in the event that this Note Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Supplemental Indenture and its Note Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

               (j) Notwithstanding anything herein to the contrary, all obligations of the Guarantor hereunder shall be subordinated to the prior payment of Senior Debt to the same extent that the Notes are subordinated pursuant to Article 11 of the Indenture.

          3.   Execution and Delivery.  Each Guarantor agrees that the Note
               ----------------------
Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          4.   Guarantor May Consolidate, Etc. on Certain Terms.
               ------------------------------------------------

               (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another Person, other than the Company or another Guarantor, unless:

                    (i) immediately after giving effect to the transaction, no Default exists under the Indenture; and

                    (ii)   Either

                           a. the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, and the Note Guarantee on the terms set forth herein or therein; or

                           b. the Net Proceeds of the transactions are applied in accordance with Section 4.10 of the Indenture (it being understood that in the event that such Net Proceeds are not so applied, the Company will be permitted and required to make an Asset Sale Offer with any Excess Proceed in satisfaction of this condition).

               (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

               (c) Except as set forth in Articles IV and V of the Indenture, and notwithstanding clause (a) and (b) of Section 12.05 of the Indenture, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          5.   Releases.
               ---------

               (a) A Note Guarantee will be released (a) in connection with any sale of all of the Capital Stock of a Guarantor to a Person (including by way of merger or consolidation) that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the Net Proceeds of that transaction are applied (or the Company delivers an Officer's Certificate to the Trustee certifying that such Net Proceeds will be applied within the time period specified in Section 4.10) in accordance with Section 4.10 of the Indenture, (b) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.20 of the Indenture or (c) in connection with any sale or other disposition of all or substantially all of the assets of the Guarantor, including by way of merger or consolidation, provided, however, that in the event of such a transaction, the

Company still has the obligation to apply the Net Proceeds as set forth in
Section 4.10 of the Indenture.

               (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in the Indenture.

          6.   No Recourse Against Others.  No past, present or future director,
               --------------------------
officer, employee, incorporator, stockholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          7.   NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW
               ----------------------
YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8.   Counterparts.  The parties may sign any number of copies of this
               ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9.   Effect of Headings.  The Section headings herein are for
               ------------------
convenience only and shall not affect the construction hereof.

          10.  The Trustee.  The Trustee shall not be responsible in any manner
               -----------
whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

          Dated: ____________________

                                   [Guaranteeing Subsidiary]


                                   By: ________________________________________
                                       Name:
                                       Title:


                                   CTC ILLINOIS TRUST COMPANY, as Trustee


                                   By: ________________________________________
                                       Name:
                                       Title:

                                   EXHIBIT F

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


iPCS, Inc.
121 West First Street
Suite 200
Geneseo, Illinois  61254

CTC Illinois Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602


          Re:  14% Senior Discount Notes due 2010
               ------------------------------------

          Reference is hereby made to the Indenture, dated as of July 12, 2000 (the "Indenture"), among iPCS, Inc., as issuer (the "Company"), iPCS Equipment, Inc. and iPCS Wireless, Inc., as guarantors, and CTC Illinois Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

               (a)  [_]  a beneficial interest in a Global Note, or

               (b)  [_]  a Definitive Note, we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                   ____________________________________________
                                       [Insert Name of Accredited Investor]


                                   By: ________________________________________
                                       Name:
                                       Title:

Dated: ____________________